Filed pursuant to Rule 424(b)(5)
Registration File No. 333-270272-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 3, 2023)

€1,500,000,000

MEDTRONIC, INC.

€750,000,000 2.950% Senior Notes due 2030

€750,000,000 4.200% Senior Notes due 2045

Fully and Unconditionally Guaranteed by

MEDTRONIC PUBLIC LIMITED COMPANY and MEDTRONIC GLOBAL HOLDINGS S.C.A.

Medtronic, Inc., a Minnesota corporation (“Medtronic, Inc.”) is offering €750,000,000 aggregate principal amount of 2.950% senior notes due 2030 (the “2030 notes”) and €750,000,000 aggregate principal amount of 4.200% senior notes due 2045 (the “2045 notes” and, together with the 2030 notes, the “notes”). The 2030 notes will mature on October 15, 2030 and the 2045 notes will mature on October 15, 2045. Interest will be paid on the notes on October 15 of each year, beginning on October 15, 2025.

The notes may be redeemed, in whole or in part, at any time prior to their maturity at the applicable redemption prices described in this prospectus supplement under the heading, “Description of Notes—Optional Redemption.” In addition, the notes of either series may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S., Irish or Luxembourg taxation. See “Description of Notes—Redemption Upon Changes in Withholding Taxes.”

The notes will be general unsecured senior obligations of Medtronic, Inc. and will rank equally in right of payment with all of Medtronic, Inc.’s other existing and future unsecured senior obligations and will rank senior to any subordinated indebtedness that Medtronic, Inc. may incur. All of Medtronic, Inc.’s obligations under the notes will be fully and unconditionally guaranteed on a joint and several basis by Medtronic Public Limited Company (“Medtronic plc”) and Medtronic Global Holdings S.C.A. (“Medtronic Luxco”) on a senior unsecured basis (the “guarantees”). Medtronic plc is an indirect parent company, and Medtronic Luxco is an indirect parent company, of Medtronic, Inc. The guarantees will rank equally in right of payment with all of Medtronic plc’s and Medtronic Luxco’s other existing and future unsecured senior obligations.

Medtronic, Inc. intends to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, Medtronic, Inc. will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. The New York Stock Exchange is not a regulated market for the purposes of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”) or such directive as it forms part of UK law (“UK MiFIR”).

Investing in the notes involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.

	Price to Investors(1)	Underwriting Discount	Proceeds, Before Expenses, to Medtronic, Inc.
Per 2030 note	99.974%	0.350%	99.624%
2030 notes total	€749,805,000	€2,625,000	€747,180,000
Per 2045 note	99.897%	0.650%	99.247%
2045 notes total	€749,227,500	€4,875,000	€744,352,500

Total	€1,499,032,500	€7,500,000	€1,491,532,500

(1)	The prices to investors set forth above do not include accrued interest, if any. Interest on the notes will accrue from September 29, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers through the book-entry system of Clearstream Banking S.A. and Euroclear Bank S.A./N.V. against payment on or about September 29, 2025.

Joint Book-Running Managers

Deutsche Bank	Goldman Sachs & Co. LLC

Senior Co-Managers

Barclays	Citigroup

Co-Managers

Academy Securities	Independence Point Securities
Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is September 15, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

Neither we nor the underwriters have authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters have no responsibility for, and can provide no assurance as to, the reliability of any other information that others may provide to you. We and the underwriters are not making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus that is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms the “issuer” and “Medtronic, Inc.” refer to Medtronic, Inc., a Minnesota corporation; the terms “we,” “our,” “us,” “Medtronic,” “Medtronic plc” or the “Company” refer to Medtronic Public Limited Company, a company incorporated under the laws of Ireland, and its consolidated subsidiaries; and the term “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., a corporate partnership limited by shares, incorporated and existing under the laws of Luxembourg. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any related free writing prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, the accompany prospectus or any related free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, the accompany prospectus and any related free writing prospectus that we provide or make available to you before making your investment decision.

You should assume that the information appearing in this prospectus supplement, any related free writing prospectus that we provide to you, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, GOLDMAN SACHS & CO. LLC, IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICES OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

Important— EEA Retail Investors. The notes are not intended to be offered, sold or otherwise made available to and, with effect from such date, should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU (as amended or superseded, the “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement, the accompanying prospectus and any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby do not constitute an offer of securities to the public in the United Kingdom. No prospectus has been or will be approved in the United Kingdom in respect of the notes. Consequently such documents and/or materials are being distributed only to, and are directed at persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus and any related free writing prospectus or any of their respective contents.

Important— UK Retail Investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

UK MiFIR Product Governance Rules / Professional investors and ECPs only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference may include “forward-looking” statements. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, including statements regarding our future results of operations and financial position, business strategy and plans, objectives of management for future operations and current expectations or forecasts of future results, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Our forward-looking statements may include statements related to: our growth and growth strategies; developments in the markets for our products, therapies and services; financial results; product development launches and effectiveness; research and development strategy; regulatory approvals; competitive strengths; the potential or anticipated direct or indirect impact of public health crises, geopolitical conflicts, or changing governmental executive actions and regulations (including relating to global trade policies, enforcement priorities, and compliance requirements), on our business, results of operations and/or financial condition; restructuring and cost-saving initiatives; intellectual property rights; litigation and tax matters; governmental proceedings and investigations; mergers, acquisitions, and divestitures; market acceptance of our products, therapies and services; accounting estimates; financing activities; ongoing contractual obligations; working capital adequacy; the value of our investments; our effective tax rate; our expected returns to shareholders; and sales efforts. In some cases, such statements may be identified by the use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference include, but are not limited to, statements regarding: our ability to drive long-term shareholder value; development and future launches of products and continued or future acceptance of products, therapies and services in our segments; expected timing for completion of research studies relating to our products; integration of new technologies, including artificial intelligence (AI) and data analytics, into our products, therapies and services; market positioning and performance of our products, including stabilization of certain product markets; divestitures and the potential benefits thereof; the costs and benefits of integrating previous acquisitions; anticipated timing for United States (U.S.) Food and Drug Administration (U.S. FDA) and non-U.S. regulatory approval of new products; increased presence in new markets, including markets outside the U.S.; changes in the market and our market share; our ability to meet growing demand for our existing products; acquisitions and investment initiatives, including the timing of regulatory approvals as well as integration of acquired companies into our operations; the resolution of tax matters; the effectiveness of our development activities in reducing patient care costs and hospital stay lengths; our approach towards cost containment; our expectations regarding the potential impact of changing governmental executive actions and regulations (including relating to global trade policies, enforcement priorities and compliance requirements), on our business; our expectations regarding healthcare costs, including potential changes to reimbursement policies and pricing pressures; our expectations regarding changes to patient standards of care; our ability to identify and maintain successful business partnerships; the elimination of certain positions or costs related to restructuring initiatives; outcomes in our litigation matters and governmental proceedings and investigations; general economic conditions; the adequacy of available working capital and our working capital needs; our payment of dividends and redemption of shares; the continued strength of our balance sheet and liquidity; our accounts receivable exposure; our human capital management with respect to our global workforce; and the potential impact of our compliance with governmental regulations and accounting guidance.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations, financial condition, and/or cash flows. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described in the “Risk Factors” section and elsewhere in this prospectus supplement and the Company’s Annual Report on Form 10-K for the fiscal year ended April 25, 2025. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. One must carefully consider forward-looking statements and understand that such forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and involve a variety of risks and uncertainties, known and unknown, including, among others, those discussed in the sections entitled “Government Regulation” within “Item 1. Business” and “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K, as well as those related to:

•	competition in the medical device industry,

•	delays in regulatory approvals,

•	reduction or interruption in our supply,

•	failure to complete or achieve the intended benefits of acquisitions or divestitures,

•	adverse regulatory action,

•	laws and governmental regulations,

•	litigation results,

•	quality problems,

•	healthcare policy changes,

•	public health crises,

•	cybersecurity and privacy incidents,

•	international operations, including the impact of armed conflicts,

•	self-insurance,

•	commercial insurance,

•	changes in applicable tax rates,

•	positions taken by taxing authorities,

•	decreasing selling prices and pricing pressure,

•	liquidity shortfalls,

•	fluctuations in currency exchange rates,

•	inflation, or

•	disruption of our current plans and operations.

Consequently, no forward-looking statement may be guaranteed, and actual results may vary materially from those projected in the forward-looking statements. We intend to take advantage of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding our forward-looking statements and are including this sentence for the express purpose of enabling us to use the protections of the safe harbor with respect to all forward-looking statements. While we may elect to update these forward-looking statements at some point in the future, whether as a result of any new information, future events, or otherwise, we have no current intention of doing so except to the extent required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website (www.medtronic.com under the “Our Company—Investors” caption and “Our Company—Investors—Financials—SEC Filings” subcaption). Our website is not a part of this prospectus supplement or the accompanying prospectus, and the information on or accessible through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Pursuant to Rule 3-10 of Regulation S-X (“Rule 3-10”), this prospectus supplement and the accompanying prospectus do not contain separate financial statements for Medtronic Luxco or Medtronic, Inc. since Medtronic Luxco and Medtronic, Inc. are wholly-owned indirect subsidiaries of Medtronic plc and any notes issued by Medtronic, Inc. will be fully and unconditionally guaranteed on a joint and several basis by Medtronic plc and Medtronic Luxco. Medtronic plc provides the alternative disclosure required by Rule 13-01 of Regulation S-X, which includes narrative disclosure and summarized financial information with respect to Medtronic Luxco and Medtronic, Inc. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the notes we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and prospectus. Because we are incorporating by reference future filings with the SEC, this document is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below, which were filed by Medtronic plc (File No. 001-36820) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the notes under this prospectus supplement and prospectus is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended April 25, 2025;

•

The information specifically incorporated by reference into Medtronic plc’s Annual Report on Form 10-K for the fiscal year ended April  25, 2025 from its definitive Proxy Statement on Schedule 14A for its 2025 Annual General Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2025; and

•	Current Reports on Form 8-K filed May 21, 2025 (excluding Items 2.02 and 9.01), June 23, 2025 and August 19, 2025 (excluding Items 2.02 and 9.01).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

710 Medtronic Parkway

Minneapolis, MN 55432 USA

Attn: Medtronic Investor Relations Department

+1 (763) 514-4000

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Medtronic

Medtronic is the leading global healthcare technology company. Medtronic was founded in 1949 and today serves healthcare systems, physicians, clinicians, and patients in more than 150 countries worldwide. We remain committed to a mission written by our founder in 1960 that directs us “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”

Our Mission — to alleviate pain, restore health, and extend life — empowers us to engineer the extraordinary and deliver better outcomes for our world. We are a company of dedication, honesty, integrity, and service. Building on this strong foundation, we are embracing our role as a healthcare technology leader and evolving our business strategy in three key areas:

•

Accelerate innovation-driven growth: The combination of our attractive end markets, recent product launches and robust pipeline is expected to enable continued strong revenue growth. We aim to bring inventive and disruptive technology to large healthcare opportunities which enables us to better meet patient needs. Patients around the world deserve access to our life-saving products, and we are driven to use our local presence and scale to increase the adoption of our products and services in markets around the globe.

•

Deliver superior outcomes and better experiences for patients and providers: We listen to our patients and customers to better understand the challenges they face. From the patient journey, to creating agile partnerships that produce novel solutions, to making it easier for our customers to deploy our therapies — what we do is anchored in deep insight, and creates simpler, superior experiences.

•

Turn data, artificial intelligence (AI), and automation into action: We are confident in our ability to maximize new technology, AI, and data and analytics to tailor therapies in real-time, facilitating remote monitoring and care delivery that conveniently manages conditions, and creates new standards of care.

We have four reportable segments that primarily develop, manufacture, distribute, and sell device-based medical therapies and services: the Cardiovascular Portfolio, the Neuroscience Portfolio, the Medical Surgical Portfolio, and the Diabetes Operating Unit.

Medtronic plc

Medtronic plc’s principal executive offices (and registered office for the purposes of Irish law) are located at Building Two, Parkmore Business Park West, Galway, Ireland, our telephone number is +353 1 438-1700 and our website is at www.medtronic.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. Medtronic plc, formerly known as Medtronic Holdings Limited, is a public limited company incorporated under the laws of Ireland, and re-registered as a public limited company under the laws of Ireland on January 26, 2015, at which time its shares became publicly traded on the New York Stock Exchange under the ticker symbol MDT.

Medtronic Luxco

Medtronic Global Holdings S.C.A., a wholly-owned indirect subsidiary of Medtronic plc, is a corporate partnership limited by shares incorporated and existing under the laws of the Grand Duchy of Luxembourg, incorporated on October 7, 2014, having its registered office at 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (“RCSL”) under number B191129. Medtronic Luxco’s telephone number is +352 266 379 403.

Medtronic Luxco is the intermediate holding company that holds directly or indirectly the entirety of the interests of the Medtronic operating companies, including Medtronic, Inc. and the legacy business of Covidien Limited (previously known as Covidien plc), a limited company incorporated under the laws of Ireland (“Covidien”) that we acquired in 2015.

Medtronic, Inc.

Medtronic, Inc., a wholly-owned indirect subsidiary of Medtronic Luxco, is a Minnesota corporation with its principal executive office at 710 Medtronic Parkway, Minneapolis, MN 55432. Medtronic, Inc. was founded in 1949 and was incorporated in Minnesota in 1957. Medtronic, Inc.’s telephone number is +1 (763) 514-4000. Medtronic, Inc.’s legal entity identifier (LEI) is D56MRZY2INAN94ZONZ37.

Medtronic, Inc. is the primary operating company for Medtronic.

Our Organizational Structure

The diagram below illustrates, at a summary level, the organizational structure among Medtronic plc, Medtronic Luxco, Medtronic, Inc., Covidien and Covidien International Finance S.A., a public limited liability company incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the RCSL under number B 123527 (“CIFSA”), as well as the principal amounts of their material short- and long-term debt obligations outstanding as of July 25, 2025. The diagram is not meant to show our complete ownership and organizational structure but rather is illustrative in nature, and does not include intermediate subsidiaries or all indebtedness.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes see “Description of Notes” in this prospectus supplement and “Description of Debt Securities of Medtronic, Inc.” in the accompanying prospectus.

Issuer	Medtronic, Inc., a Minnesota corporation.

Guarantors	Medtronic Public Limited Company, a company incorporated under the laws of Ireland, and Medtronic Global Holdings S.C.A., a corporate partnership limited by shares existing and incorporated under the laws of Luxembourg.

Notes Offered	€750,000,000 aggregate principal amount of 2.950% senior notes due 2030

€750,000,000 aggregate principal amount of 4.200% senior notes due 2045

Maturity	2030 notes: October 15, 2030

2045 notes: October 15, 2045

Interest Rate	The 2030 notes will bear interest at a rate of 2.950% per annum.

The 2045 notes will bear interest at a rate of 4.200% per annum.

Interest Payment Dates	Interest on each series of notes will be paid annually in arrears on October 15 of each year, beginning on October 15, 2025. Interest on the notes will accrue from September 29, 2025.

Ranking	The notes will be:

•	general unsecured senior obligations of Medtronic, Inc.;

•

equal in right of payment with all of Medtronic, Inc.’s other existing and future unsecured senior obligations, including its outstanding guarantees of senior notes and guarantees of other indebtedness of Medtronic Luxco;

•	effectively subordinated to any existing and future secured indebtedness of Medtronic, Inc., to the extent of the assets securing such indebtedness;

•	senior in right of payment to any existing and future indebtedness of Medtronic, Inc. that is subordinated to the notes; and

•	structurally subordinated to all existing and any future obligations of Medtronic, Inc.’s subsidiaries.

As of July 25, 2025, we had approximately $28.6 billion of debt outstanding, which includes $27.8 billion aggregate principal amount of senior debt of Medtronic plc, Medtronic Luxco and Medtronic, Inc., and $253 million aggregate principal amount of senior debt of the subsidiaries of Medtronic Luxco that are neither an issuer nor a guarantor of the notes, including CIFSA. See “—Our Organizational Structure” and “Capitalization.” For a description of our existing indebtedness, see Note 7, “Financing Arrangements,” in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2025.

Guarantees	All payments on the notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on a joint and several basis on a senior unsecured basis by Medtronic plc and Medtronic Luxco. The guarantees of the notes will: rank equally in right of payment with all other existing and future unsecured senior obligations of Medtronic plc and Medtronic Luxco; be effectively subordinated to any existing and future secured indebtedness of Medtronic plc and Medtronic Luxco to the extent of the assets securing such indebtedness; and be structurally subordinated to all existing and any future obligations of each guarantor’s respective subsidiaries, including, with respect to Medtronic plc and Medtronic Luxco, the outstanding senior notes of CIFSA, a wholly-owned indirect subsidiary of Medtronic plc and Medtronic Luxco. See “—Our Organizational Structure” and “Capitalization.”

Optional Redemption	Medtronic, Inc. may redeem either series of the notes, in whole or in part: in the case of the 2030 notes, at any time prior to September 15, 2030 (one (1) month prior to their maturity) and in the case of the 2045 notes, at any time prior to April 15, 2045 (six (6) months prior to their maturity) (each such date, a “par call date”), at a redemption price equal to the greater of 100% of the principal amount of the notes of the applicable series being redeemed and a make-whole redemption price as described under “Description of Notes—Optional Redemption,” in each case, plus accrued and unpaid interest to, but not including, the date of redemption. On and after the applicable par call date, we will have the option to redeem either series of the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. See “Description of Notes—Optional Redemption.”

Currency of Payment

All payments of principal of, premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to Medtronic, Inc. or, in the case of the guarantees, Medtronic plc or Medtronic Luxco, due to the imposition of exchange controls or other circumstances beyond Medtronic, Inc.’s, Medtronic plc’s or Medtronic Luxco’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Medtronic, Inc. or, in the case of the guarantees, Medtronic plc or Medtronic Luxco, or so used. In such a case, amounts payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. See

“Description of Notes—Issuance in Euros” in this prospectus supplement.

Redemption Upon Changes in Withholding Taxes	Medtronic, Inc. may redeem all, but not less than all, of the notes of either series of notes in the event of certain changes in the tax law of the United States, Ireland, Luxembourg or any other jurisdiction in which Medtronic, Inc. or any guarantor is then organized (or any taxing authority thereof or therein) if, in the written opinion of independent tax counsel chosen by Medtronic, Inc., Medtronic plc or Medtronic Luxco, there is a material probability that Medtronic, Inc., Medtronic plc or Medtronic Luxco will become obligated to pay additional interest on the notes as described below. This redemption would be at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, together with accrued and unpaid interest on the notes of such series being redeemed to, but not including, the date fixed for redemption. See “Description of Notes—Redemption Upon Changes in Withholding Taxes.”

Payment of Additional Amounts	Subject to certain exceptions and limitations, Medtronic, Inc., Medtronic plc or Medtronic Luxco may be required to pay such additional amounts to certain noteholders as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States, Ireland, Luxembourg or any other jurisdiction in which Medtronic, Inc. or any guarantor is then organized (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Certain Covenants	The indenture governing the notes will restrict the ability of Medtronic, Inc., Medtronic plc and Medtronic Luxco, and the ability of certain subsidiaries of Medtronic plc, to, among other things:

•	incur certain debt secured by liens;

•	engage in sale and leaseback transactions; and

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consolidate with or merge with, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of Medtronic, Inc.’s, Medtronic plc’s or Medtronic Luxco’s assets, or merge with or into, any other person or entity.

See “Description of Debt Securities of Medtronic, Inc.—Certain Covenants” in the accompanying prospectus.

Use of Proceeds	Medtronic, Inc. expects to receive net proceeds from this offering of approximately €1.49 billion after deducting the underwriting discounts and payment of estimated expenses related to this offering. We expect to use the net proceeds of this offering to repay Medtronic Luxco’s 0.000% Senior Notes due 2025 and Medtronic Luxco’s 2.625% Senior Notes due 2025. See “Use of Proceeds.”

Form and Denomination	The notes of each series will be issued in fully registered form in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof. The notes will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). Except in the limited circumstances described under “Description of Notes—Book-Entry System; Delivery and Form,” notes will not be issued in certificated form or exchanged for interests in global securities.

Listing	Medtronic, Inc. intends to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, Medtronic, Inc. will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. The New York Stock Exchange is not a regulated market for the purposes of MiFID II or UK MiFIR.

Trustee	Computershare Trust Company, N.A.

Paying Agent	U.S. Bank Europe DAC, UK Branch.

Registrar and Transfer Agent	U.S. Bank Trust Company, National Association.

Governing Law	State of New York.

Risk Factors	See “Risk Factors” beginning on page S-16 of this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes may involve various risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks relating to the notes, as well as the discussions of risks and uncertainties relating to our business, which are incorporated by reference in this prospectus supplement from the sections entitled “Government Regulation and Other Considerations” and “Risk Factors” in our most recent Annual Report on Form 10-K, and other information in filings we may make from time to time with the SEC.

Risks Related to the Notes

We have debt obligations and our debt will increase as a result of this offering.

As of July 25, 2025, we had approximately $28.6 billion of debt outstanding. See “Prospectus Supplement Summary—Our Organizational Structure” and “Capitalization.” For a description of our existing indebtedness, see Note 7, “Financing Arrangements,” in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2025.

We are required to use a portion of our operating cash flow to pay interest or principal on our outstanding indebtedness instead of for other corporate purposes, including funding future expansion of our business. We may also incur additional indebtedness in the future to supplement our existing liquidity and cash generated from operations to satisfy our needs for working capital and capital expenditures, to pursue growth initiatives, and to make returns of capital to shareholders. At the time we incur such additional indebtedness, or refinance or restructure existing indebtedness, we may be unable to obtain capital market financing with similar terms and currency denomination, or at all, which could have a material adverse effect on our business and results of operations. At any time, the value of our debt outstanding will fluctuate based on several factors including foreign currency exchange rate and interest rate movements.

Despite our current level of indebtedness, we may still be able to incur substantially more debt.

In the future, we may be able to incur substantial additional indebtedness, including commercial paper, senior notes and secured indebtedness, and amounts that may be drawn under our $3.5 billion five-year unsecured revolving credit facility, which serves as back-up liquidity for our commercial paper programs. The issuance of commercial paper requires that we maintain corresponding availability under our revolving credit facility as back-up liquidity, thereby reducing the amount available under our credit facility for other purposes. The indenture governing the notes will not prohibit us from incurring additional unsecured indebtedness and will permit us to incur significant secured indebtedness. If new debt is added to our existing debt levels, the related risks that we now face would intensify and we may not be able to meet all our debt obligations, including the repayment of the notes. In addition, the indenture governing the notes and the agreements governing our other senior indebtedness will not prevent us from incurring obligations that do not constitute indebtedness under the agreements governing such debt.

To service our indebtedness, we require a significant amount of cash. Our ability to generate and access cash depends on many factors beyond our control.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures depends on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing depends on, among other things:

•	our financial condition at the time;

•	restrictions in the agreements governing our indebtedness, including the indenture governing the notes; and

•	the condition of the financial markets and the industry in which we operate.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the notes. Further, in the event we repatriate cash, cash equivalents, short-term investments or long-term investments in debt securities that are held by certain of our U.S.-controlled non-U.S. subsidiaries, we may be required to pay additional taxes.

Each of Medtronic Luxco and Medtronic plc are holding companies that have no independent operations. Each of Medtronic Luxco and Medtronic plc will depend on their respective subsidiaries for funds to satisfy their obligations under the guarantees.

Each of Medtronic plc’s and Medtronic Luxco’s ability to service its debt obligations, including their respective guarantees of the notes, will be dependent upon cash dividends and distributions or other transfers from their respective subsidiaries. Payments to Medtronic plc or Medtronic Luxco by their respective subsidiaries will be contingent upon the earnings of such respective subsidiaries and subject to any limitations, including any limitations under various agreements to which Medtronic plc, Medtronic Luxco and their respective subsidiaries are a party and under applicable law, on the ability of such entities to make payments or other distributions to Medtronic plc or Medtronic Luxco. Medtronic plc’s and Medtronic Luxco’s respective subsidiaries are separate and distinct legal entities and have no obligation to make any funds available to Medtronic plc or Medtronic Luxco, as applicable. Medtronic plc’s and Medtronic Luxco’s respective subsidiaries may not be able to, or may not be permitted to, make distributions to enable Medtronic plc or Medtronic Luxco to make payments in respect of their respective indebtedness, including with respect to any guarantee of the notes.

The notes will not be guaranteed by any of Medtronic plc’s subsidiaries other than Medtronic Luxco, or by any of Medtronic, Inc.’s subsidiaries, and the notes and guarantees will be structurally subordinated to the existing and future debt and other liabilities of the subsidiaries of Medtronic, Inc. and the guarantors, respectively.

The notes will be obligations of Medtronic, Inc. and will be guaranteed exclusively by Medtronic plc and Medtronic Luxco, and not by any of Medtronic plc’s other subsidiaries. As a result, the notes will be structurally subordinated to all existing and future debt and other liabilities (including liabilities to trade creditors) of Medtronic, Inc’s subsidiaries and the guarantees will be structurally subordinated to the existing and future debt and other liabilities of the subsidiaries of the guarantors, including CIFSA, a wholly-owned indirect subsidiary of Medtronic plc and Medtronic Luxco, which had $253 million aggregate principal amount of senior debt outstanding as of July 25, 2025. As a result, creditors of those subsidiaries will have priority with respect to the assets of such subsidiaries over Medtronic, Inc., Medtronic plc or any other Medtronic plc subsidiary (and therefore the claims of Medtronic, Inc.’s, Medtronic plc’s and Medtronic Luxco’s creditors).

The notes and the guarantees will be unsecured and therefore will be effectively subordinated to all of Medtronic plc’s, Medtronic Luxco’s and Medtronic, Inc.’s existing and future secured debt.

The notes and the guarantees will not be secured. As a result, the notes and the guarantees will be effectively subordinated to any of Medtronic plc’s, Medtronic Luxco’s and Medtronic, Inc.’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of Medtronic plc’s, Medtronic Luxco’s or Medtronic, Inc.’s bankruptcy, liquidation, reorganization or other winding up, their respective assets that secure such debt will be available to pay obligations on the notes or the guarantees only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. As of July 25, 2025, Medtronic’s outstanding secured debt obligations consisted primarily of $57 million of finance lease obligations.

Negative covenants in the indenture will have a limited effect, and, under certain circumstances, the guarantees of the notes may be released.

The indenture governing the notes will contain limitations on our ability, and the ability of certain of our subsidiaries, to incur secured debt and enter into sale and leaseback transactions, subject to certain exceptions. See “Description of Debt Securities of Medtronic, Inc.—Certain Covenants” in the accompanying prospectus. In light of these exceptions, holders of the notes may be structurally or contractually subordinated to our existing and new creditors. Additionally, the covenants in the indenture governing the notes will not limit our ability to enter into commercial leasing or other arrangements that do not involve indebtedness for money borrowed. Moreover, the indenture governing the notes provides that the guarantees of the notes offered hereby shall terminate and be discharged under certain circumstances. If any such guarantee is released, no holder of notes will have a claim as a creditor against any such guarantor and the indebtedness and other liabilities, including trade payables and preferred stock, if any, of such guarantor will be effectively senior to your claims as a holder of notes. See “Description of Debt Securities of Medtronic, Inc.—Guarantees” in the accompanying prospectus.

The terms and enforcement of the guarantee by Medtronic Luxco may be subject to limitations under Luxembourg law.

The guarantee of the notes by Medtronic Luxco may be subject to Luxembourg insolvency law. Accordingly, any insolvency proceeding applicable to Medtronic Luxco may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar and may limit your ability to enforce the terms of the guarantee of the notes by Medtronic Luxco. As to certain Luxembourg insolvency and other legal matters, see “Service of Process and Enforcement of Liabilities” in the accompanying prospectus, which shall be read as updated below in accordance with insolvency laws of Luxembourg currently in force.

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Under the currently in force insolvency laws of Luxembourg, the Luxembourg insolvency proceedings of controlled management (gestion contrôlée) and composition proceedings (concordat préventif de la faillite) were removed.

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A bankruptcy proceeding (faillite) may be requested by the company or by any of its creditors or also currently by the public prosecutor. The proof of claim (déclaration de créance) must be filed within 6 months following the judgment declaring bankruptcy, with the clerk of the competent district court. A creditor who files late may request to be relieved from foreclosure by demonstrating valid reasons. The judgment declaring the closure of the bankruptcy simultaneously results in the dissolution of the legal entity and the immediate closure of its liquidation.

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The out-of-court arrangement (accord amiable) is a new procedure where a debtor may propose to its creditors (at least two of them) an arrangement with the purpose of reorganizing all or part of its assets or activities. This arrangement executed outside of legal proceedings then needs to be approved by a court. Once approved by the District Court (tribunal d’arrondissement), the out-of-court arrangement (accord amiable) is enforceable and payments pursuant to it are enforceable against the insolvency estate even if they fall within the suspect period.

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The judicial restructuring procedure (procédure de réorganisation judiciaire) is also a new proceeding. A debtor can apply to the court to request, in each case for the purpose of preserving the continuity of the activities of the debtor under supervision of the judge (i) a stay of payment (sursis) to negotiate a mutual agreement, (ii) a collective agreement (accord collectif) or (iii) the transfer of assets by court order (transfert par décision de justice). The debtor may also, at any time during the proceedings, request a switch in the procedure previously requested.

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Obtaining a stay of payments (sursis) may be applied for, to allow the conclusion of a mutual agreement (accord amiable). The stay (sursis) may not, in principle, be longer than 4 months (unless extended up to a maximum of 12 months in total). A debtor that has already benefited from a stay will no longer be able to request one for a period of 3 years unless it requests the total or partial transfer of its assets or activities as part of the procedure. The stay (sursis) suspends all payments on debts incurred prior to the application. As long as the suspension period is in effect, no enforcement of the debtor’s claims may be continued or exercised on its assets, no seizure of assets may be made and no individual enforcement measure is allowed. The debtor may also, during the stay (sursis), suspend the performance of its contractual obligations if the restructuring so requires (except for employment contracts and successive performance contracts). During the stay (sursis), a debtor may not be (i) declared bankrupt (except on its own initiative), (ii) dissolved judicially (except for criminal activities or serious violations of the laws governing commercial companies) or (iii) be subject to administrative dissolution without liquidation. If the debtor is declared bankrupt after the expiration of the stay (sursis), claims arising during the period of stay (sursis) will be considered as debts of the bankruptcy estate (and thus have no priority), but the commitments may still be enforced.

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The collective agreement/consent is a detailed plan for a maximum period of 5 years proposed by the debtor addressing the debtor’s current financial situation and the proposed remedies. The plan, which may include a suspension of payment for a maximum period of 24 months, is submitted to the votes of the creditors concerned (subject to specific rules with respect to voting and majorities per classes of creditors) and must be approved (homologation) by the court (upon which the plan shall become enforceable). In the event of non-compliance with the plan, a creditor or the public prosecutor may request that the plan be repealed. The provisions relating to the stay (sursis) apply as from the filing for the judicial restructuring procedure.

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The transfer by court order (transfert par décision de justice) allows all or part of the assets or activities of the debtor in financial stress to be transferred by court order. This procedure may be initiated by the company in financial stress or directly by the public prosecutor. If the transfer is initiated upon request of the public prosecutor, a legal representative (mandataire de justice) shall be appointed by the court and shall be responsible for organizing the transfer of all or part of the assets or activities to ensure the continuity of these (or part of them) and the preservation of employment by one or more third-party buyers. To do so, he will be able to obtain a payment suspension and he will have to identify the offer that best meets these objectives. Finally, to proceed with the transfer, the legal representative (mandataire de justice) will have to obtain the approval of the court. The provisions relating to the stay (sursis) apply as from the filing for the judicial restructuring procedure.

From the submission of the judicial reorganization’s petition, no bankruptcy, judicial liquidation, administrative dissolution without liquidation or enforcement measures, with exceptions, can be declared or taken until the judgment of the district court ruling on the debtor’s request.

You may be unable to recover in civil proceedings against Medtronic plc and Medtronic Luxco for U.S. securities laws violations.

Medtronic plc and Medtronic Luxco are incorporated under the laws of countries other than the United States and may not have any assets in the United States. Some or all of the directors and managers of Medtronic plc and Medtronic Luxco are nonresidents of the United States and all or a majority of their assets will be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United

States upon Medtronic plc or Medtronic Luxco or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in any other jurisdiction. See “Service of Process and Enforcement of Liabilities” in the accompanying prospectus.

The guarantee of the notes by Medtronic plc may be subject to limitations under Irish law.

The guarantee of the notes by Medtronic plc may be subject to Irish insolvency law and subject to Section 82 of the Irish Companies Act, 2014 (previously Section 60 of the Irish Companies Act, 1963). Any insolvency proceeding applicable to Medtronic plc may proceed under, and be governed by, Irish insolvency laws. The insolvency laws of Ireland may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar and may limit your ability to enforce the terms of the guarantee by Medtronic plc. As to certain Irish insolvency and other legal matters, see “Service of Process and Enforcement of Liabilities” in the accompanying prospectus.

Fraudulent conveyance, insolvency, and similar laws allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors, and/or to make unenforceable the guarantees, which may prevent the holders of the notes from relying on Medtronic plc and Medtronic Luxco, as guarantors, to satisfy claims.

Medtronic plc and Medtronic Luxco fully and unconditionally guarantee on a joint and several basis the notes. However, the guarantors’ creditors could challenge the guarantors’ respective guarantee of the notes under Irish and Luxembourg bankruptcy, insolvency, fraudulent transfer, examinership or similar laws, and the delivery of the guarantees could be found to be a fraudulent transfer and declared void and/or unenforceable.

Although laws differ among various jurisdictions, in general, under fraudulent conveyance and similar laws, a court could subordinate or void or make unenforceable a guarantee and, if payment has already been made under the relevant guarantee, require that the recipient return the payment to the relevant guarantor or otherwise, if the court found that:

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the guarantee was incurred with actual intent to hinder, delay or defraud creditors or shareholders of the guarantor or, in certain jurisdictions, the guarantor was simply aware of the prejudice being caused to its creditors by the challenged act, or the recipient was merely aware that the guarantor was insolvent when it issued the guarantee;

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the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor (i) was insolvent or rendered insolvent as a result of having granted the guarantee, (ii) was undercapitalized or rendered undercapitalized because of the guarantee or (iii) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay at maturity;

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the guarantee was entered into without a legal obligation to do so, is prejudicial to the interests of the other creditors and both the guarantor and the beneficiary of the guarantee were aware of or should have been aware of the fact that it was prejudicial to the other creditors;

•	the guarantee was held to exceed the corporate purpose of the guarantor or not in the best interests or not for the corporate benefit of the guarantor;

•	the aggregate amounts paid or payable under the guarantee were in excess of the maximum amount permitted under applicable law; or

•	a creditor of the guarantor has a certain receivable against the guarantor that predates the challenged guarantee (unless the guarantee was designed to deprive future creditors).

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

We cannot assure you which standard a court would apply in determining whether a guarantor of the notes was insolvent. The guarantee contains a provision to limit each of Medtronic plc and Medtronic Luxco’s liability to the maximum amount that it could incur without rendering the guarantee voidable or otherwise ineffective under applicable law. This provision may not be effective to protect the guarantee from being voided or unenforceable under fraudulent transfer law. See “Service of Process and Enforcement of Liabilities” in the accompanying prospectus.

Changes in our credit ratings or the debt markets could adversely affect the trading prices of the notes.

The trading prices for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading prices of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our ratings could have an adverse effect on the trading prices of the notes.

There are no established trading markets for the notes. Listing on the New York Stock Exchange will not guarantee the development of an active market and trading prices could fluctuate significantly over time.

The notes are new issues of securities with no established trading markets. Although an application will be made to have the notes listed on the New York Stock Exchange, we cannot assure you that the notes will become or remain listed. The listing application is subject to approval by the New York Stock Exchange. Upon such listing, we will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding; however, we may not obtain or be able to maintain such listing on the New York Stock Exchange. Failure of the notes to be listed on, or the delisting of any of the notes from, the New York Stock Exchange may have a material adverse effect on a holder’s ability to sell the notes. If we do not obtain or maintain such listing, we are required only to use commercially reasonable efforts to obtain and maintain admission to listing on such other stock exchange as we may decide.

We have been informed by the underwriters that they intend to make markets in the notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market making activities at any time without notice. We cannot assure the liquidity of the trading markets for any of the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of any or all of the notes. As a result, there can be no assurance that active trading markets will develop for the notes or be maintained for any of the notes. To the extent active trading markets do not develop or are not sustained, you may not be able to resell your notes at their fair market value or at all.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euro. Neither we, Medtronic Luxco, Medtronic, Inc., nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

The notes permit Medtronic, Inc. or, in the case of the guarantees, Medtronic plc or Medtronic Luxco, to make payments in U.S. dollars if they are unable to obtain euro.

Medtronic, Inc. will pay the principal of, premium, if any, and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to Medtronic, Inc. or, in the case of the guarantee, Medtronic plc or Medtronic Luxco due to the imposition of exchange controls or other circumstances beyond Medtronic, Inc., Medtronic plc or Medtronic

Luxco’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Medtronic, Inc. or, in the case of the guarantee, Medtronic plc or Medtronic Luxco or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes—Issuance in Euro.” The exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.

On February 14, 2013, the European Commission published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member State”).

Following the ECOFIN Council meeting of December 8, 2015, Estonia officially announced its withdrawal from the negotiations and, on March 16, 2016, completed the formalities required to leave the enhanced cooperation on FTT.

The Commission’s proposal has a very broad scope and could, if introduced in its current form, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the notes should, however, be exempt.

Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation among the participating Member States. It may therefore be altered prior to any implementation (if at all), the timing of which remains unclear. Additional member states of the European Union may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of, and investors in, the notes are advised to seek their own professional advice regarding the FTT.

The notes will initially be held in book-entry form and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies.

The notes will initially be issued in the form of global notes registered to Euroclear or Clearstream or their common depository or nominee for so long as Euroclear or Clearstream or their common depositary or nominee is the registered holder of the notes issued in the form of one or more global notes. Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture governing the notes and the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to Euroclear, Clearstream, such common depository or such nominee, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests.

Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream and, if investors are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the indenture governing the notes.

Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, it will be permitted to act directly only to the extent it has received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture governing the notes, unless and until definitive or certificated registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of Notes—Book-Entry System; Delivery and Form” in this prospectus supplement.

USE OF PROCEEDS

Medtronic, Inc. expects to receive net proceeds from this offering of approximately €1.49 billion after deducting the underwriting discounts and payment of estimated expenses related to this offering. We expect to use the net proceeds of this offering to repay all of Medtronic Luxco’s outstanding €1.0 billion aggregate principal amount of Senior Notes due 2025, which bore interest at a rate of 0.000% per annum at July 25, 2025 and mature on October 15, 2025 and all of Medtronic Luxco’s outstanding €500.0 million Senior Notes due 2025, which bore interest at a rate of 2.625% per annum at July 25, 2025 and mature on October 15, 2025.

This prospectus supplement is not a notice of redemption with respect to any of the notes listed above.

CAPITALIZATION

The following table sets forth Medtronic plc’s capitalization, on a consolidated basis, as of July 25, 2025 on a historical basis and on an as adjusted basis to give effect to the sale of the notes offered hereby and the expected use of net proceeds of this offering to repay Medtronic Luxco’s 0.000% Senior Notes due 2025 and Medtronic Luxco’s 2.625% Senior Notes due 2025.

You should read this table in conjunction with the information contained in Medtronic plc’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Medtronic plc’s consolidated financial statements and related notes in the Annual Report on Form 10-K for the fiscal year ended April 25, 2025 and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 2025 incorporated by reference into this prospectus supplement.

(in millions)	Maturity by Fiscal Year	Actual	As Adjusted(1)
Cash and cash equivalents		$1,273	$1,261
Current debt obligations
Bank borrowings	2026	13	13
0.000% Senior Notes due 2025	2026	1,175	—
2.625% Senior Notes due 2025	2026	587	—
Debt discount, net	2026	(1)	(1)
Finance lease obligations	2026	6	6
Commercial paper		649	649
$3.5 billion revolving credit facility

Total current debt obligations		$2,430	$667

Long-term debt
Senior Notes
USD denominated
4.250% Senior Notes due 2028	2028	$1,000	$1,000
4.500% Senior Notes due 2033	2033	1,000	1,000
4.375% Senior Notes due 2035	2035	1,932	1,932
6.550% Senior Notes due 2037	2038	253	253
6.500% Senior Notes due 2039	2039	158	158
5.550% Senior Notes due 2040	2040	224	224
4.500% Senior Notes due 2042	2042	105	105
4.000% Senior Notes due 2043	2043	305	305
4.625% Senior Notes due 2044	2044	127	127
4.625% Senior Notes due 2045	2045	1,813	1,813

		$6,917	$6,917
Euro denominated
1.125% Senior Notes due 2027	2027	$1,762	$1,764
0.375% Senior Notes due 2028	2029	1,175	1,176
3.000% Senior Notes due 2028	2029	1,175	1,176
3.650% Senior Notes due 2029	2030	999	1,000
2.950% Senior Notes due 2030	2031	—	882
1.625% Senior Notes due 2031	2031	1,175	1,176
1.000% Senior Notes due 2031	2032	1,175	1,176
3.125% Senior Notes due 2031	2032	1,175	1,176
0.750% Senior Notes due 2032	2033	1,175	1,176
3.375% Senior Notes due 2034	2035	1,175	1,176
3.875% Senior Notes due 2036	2037	999	1,000

(in millions)	Maturity by Fiscal Year	Actual	As Adjusted(1)
2.250% Senior Notes due 2039	2039	1,175	1,176
1.500% Senior Notes due 2039	2040	1,175	1,176
1.375% Senior Notes due 2040	2041	1,175	1,176
4.150% Senior Notes due 2043	2044	705	706
4.200% Senior Notes due 2045	2046	—	882
1.750% Senior Notes due 2049	2050	1,175	1,176
1.625% Senior Notes due 2050	2051	1,175	1,176
4.150% Senior Notes due 2053	2054	822	823

		$19,385	$21,166
Other	2027-2054	$(10)	$(11)
Deferred financing costs	2027-2054	(113)	(125)

Total Long-Term Debt		$26,179	$27,947

Shareholders’ Equity
Ordinary Shares—par value $0.0001		$—	$—
Additional paid-in capital		20,891	20,891
Retained earnings		31,606	31,606
Accumulated other comprehensive loss		(4,604)	(4,604)
Noncontrolling interests		240	240
Total equity		$48,133	$48,133
Total Capitalization		$76,742	$76,747

(1)	Amounts associated with this offering have been translated using the exchange rate of €1.00 to $1.1759, the noon buying rate of the Federal Reserve Bank of New York on September 5, 2025.

EXCHANGE RATES

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to Medtronic, Inc., or, in the case of the guarantees, Medtronic plc or Medtronic Luxco due to the imposition of exchange controls or other circumstances beyond Medtronic, Inc., Medtronic plc or Medtronic Luxco’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Medtronic, Inc. or, in the case of the guarantee, Medtronic plc or Medtronic Luxco, or so used. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes—Issuance in Euro.”

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

On September 5, 2025, the noon buying rate for the Federal Reserve Bank of New York for euro (expressed in U.S. dollars per €1.00) was $1.1759. This rate is provided for your reference only.

DESCRIPTION OF NOTES

The following description is a summary of the terms of each series of notes being offered. This summary supplements and, to the extent it is inconsistent, replaces the description of the senior debt securities in the “Description of Debt Securities of Medtronic, Inc.” in the accompanying prospectus. As used in this “Description of Notes,” references to “Medtronic Luxco” refer to Medtronic Global Holdings S.C.A., an entity incorporated and existing under the laws of Luxembourg, references to “Medtronic plc” refer to Medtronic Public Limited Company, a company incorporated under the laws of Ireland and references to “Medtronic, Inc.” refer to Medtronic, Inc., a Minnesota corporation, and in each case do not, unless the context otherwise indicates, include such entity’s subsidiaries. References in this “Description of Notes” to “we,” “our,” and “us” refer to Medtronic plc and its consolidated subsidiaries.

General

Each series of notes offered hereby will be issued as a separate series of senior debt securities, under an indenture, dated as of December 10, 2014 (the “base indenture”), as supplemented by the Second Supplemental Indenture, dated as of January 26, 2015, between Medtronic plc and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of January 26, 2015, between Medtronic Luxco and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of February 22, 2023, between Medtronic, Inc. and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture among Medtronic, Inc., Medtronic plc, Medtronic Luxco, the Trustee and U.S. Bank Europe DAC, UK Branch (formerly known as Elavon Financial Services DAC, UK Branch), as the paying agent (the “Paying Agent”), dated as of June 3, 2024 (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture among Medtronic, Inc., Medtronic plc, Medtronic Luxco, the Trustee and the Paying Agent, as the paying agent, to be entered into concurrently with the delivery of the notes (the “Sixth Supplemental Indenture” and, together with the base indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”). Each series of notes will be general unsecured senior obligations of Medtronic, Inc. and will be fully and unconditionally guaranteed on a joint and several basis by Medtronic plc and Medtronic Luxco, on a joint and several basis.

The summaries of certain provisions of the indenture and the notes set forth below and in the accompanying prospectus are subject to the detailed provisions of the indenture and the notes. We encourage you to read the summaries of the indenture and the notes in both this prospectus supplement and the accompanying prospectus, as well as the forms of indenture and notes, which are exhibits to the registration statement of which this prospectus supplement forms a part and which are incorporated by reference.

The notes of each series will be issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes of each series will be issued in the form of one or more global securities that will be deposited initially with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream.

U.S. Bank Trust Company National Association will initially act as registrar and transfer agent for the notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar. Medtronic, Inc. will enter into an agency agreement with the Paying Agent, as paying agent with respect to the notes concurrently with the delivery of the notes. Medtronic, Inc. may change any paying agent, registrar and transfer agent without notice to holders of the notes and may act as a paying agent, registrar or transfer agent.

Each series of notes will mature and bear interest as provided in the following table:

Series	Maturity	Interest Rate	Interest Payment Date
2030 notes	October 15, 2030	2.950%	October 15
2045 notes	October 15, 2045	4.200%	October 15

The notes will not be subject to any sinking fund.

Interest

The notes will bear interest from the date of issuance, payable annually in arrears on October 15 of each year, beginning October 15, 2025 to the persons in whose names such notes are registered at the close of business on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or September 29, 2025, if no interest has been paid on the applicable series of notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.

If any interest payment date would otherwise be a day that is not a business day, such interest payment date will be postponed to the next date that is a business day and no interest will accrue on the amounts payable from and after such interest payment date to the next business day. If the maturity date of either series of notes falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Guarantees

Each of Medtronic plc and Medtronic Luxco (each, a “guarantor” and together, the “guarantors”) will fully and unconditionally guarantee, on a joint and several basis, the due and punctual payment of all obligations of Medtronic, Inc. under the notes, whether for the payment of principal of, premium, if any, or interest or any Additional Amounts (as defined below) on the notes, when and as the same shall become due and payable, whether at maturity, declaration of acceleration, upon redemption, repurchase or otherwise.

Notwithstanding the foregoing, each guarantor will be automatically and unconditionally released from all obligations under its guarantee, and such guarantees shall terminate and be discharged and be of no further force and effect upon the occurrence of certain circumstances. See “Description of Debt Securities of Medtronic, Inc. —Guarantees” in the accompanying prospectus.

The guarantees of the notes may be subject to review under United States federal or state fraudulent transfer law or similar laws in other applicable jurisdictions, which could limit their enforceability. The guarantees will provide that the obligations of each guarantor will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Ranking

The notes will be unsecured senior obligations of Medtronic, Inc. and will rank equally in right of payment with each other and with all of Medtronic, Inc.’s other existing and future unsecured senior obligations, including its outstanding guarantees of senior notes of other indebtedness of Medtronic Luxco and other subsidiaries of Medtronic plc, including CIFSA. Additionally, the notes will be effectively subordinated to any existing and future secured indebtedness of Medtronic, Inc., to the extent of the assets securing such indebtedness. The notes will rank senior in right of payment to any existing and future subordinated indebtedness of Medtronic, Inc. The notes will also be structurally subordinated to all existing and any future obligations of Medtronic, Inc.’s subsidiaries.

The guarantees will be unsecured senior obligations of each of Medtronic plc and Medtronic Luxco, and will rank equally with all other unsecured senior obligations of Medtronic plc and Medtronic Luxco as applicable.

The guarantees of the notes will rank equally in right of payment with all other existing and future unsecured senior obligations of Medtronic plc and Medtronic Luxco; be effectively subordinated to any existing and future secured indebtedness of Medtronic plc and Medtronic Luxco to the extent of the assets securing such indebtedness; and be structurally subordinated to all existing and future debt and other obligations of Medtronic plc’s and Medtronic Luxco’s subsidiaries, respectively, including CIFSA.

As of July 25, 2025, we had approximately $28.6 billion of debt outstanding, which includes $27.8 billion aggregate principal amount of senior debt of Medtronic plc, Medtronic Luxco and Medtronic, Inc., and $253 million aggregate principal amount of senior debt of the subsidiaries of Medtronic Luxco that are neither an issuer nor a guarantor of the notes, including CIFSA. See “Prospectus Supplement Summary—Our Organizational Structure” and “Capitalization.”

Business Day

For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system, or any successor or replacement thereto, is open.

Issuance in Euro

Medtronic, Inc. will pay the principal of, premium, if any, and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to Medtronic, Inc. or, in the case of the guarantees, Medtronic plc or Medtronic Luxco, due to the imposition of exchange controls or other circumstances beyond Medtronic, Inc.’s, Medtronic plc’s and Medtronic Luxco’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Medtronic, Inc. or, in the case of the guarantees, Medtronic plc or Medtronic Luxco, or so used. In such circumstances, the amount payable on any date in euro will be converted by Medtronic, Inc. into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, Medtronic, Inc. will make payments of principal and interest through the paying agent.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Optional Redemption

Medtronic, Inc. may redeem either series of the notes, in whole or in part, at any time prior to the applicable Par Call Date at a redemption price equal to the greater of:

•	100% of the principal amount of the notes of the applicable series being redeemed; and

•	the sum, as determined by a Quotation Agent (defined below), of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the notes of such series to be redeemed (excluding any portion of such payments of interest accrued as of the date of redemption and assuming that such notes matured on the applicable Par Call Date), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL(ICMA)) at the Comparable Bond Rate (defined below), plus 15 basis points, in the case of the 2030 notes, and plus 20 basis points, in the case of the 2045 notes; plus, in each case, accrued and unpaid interest to, but not including, the date of redemption. Notes may be redeemed in part in the minimum authorized denomination or in any integral multiple of such amount. Unless Medtronic, Inc. defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

In addition, at any time on and after the applicable Par Call Date each series of the notes will be redeemable at Medtronic, Inc.’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

Medtronic, Inc. will provide notice of any optional redemption to each holder of notes of the series to be redeemed at least 10 days, but not more than 60 days, before the redemption date. A notice of redemption may, at the discretion of Medtronic, Inc., be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Medtronic, Inc.’s discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed). Unless Medtronic, Inc. defaults in payment of the redemption price on the redemption date, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If Medtronic, Inc. does not redeem all of the notes of a particular series, the trustee shall select the notes of that series to be redeemed in any manner that it deems fair and appropriate consistent with the applicable procedures of the depositary.

Any notice to holders of notes of a redemption hereunder shall include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an officers’ certificate delivered to the trustee no later than two business days prior to the redemption date.

“Comparable Bond Rate” means, for any redemption date, the rate per annum equal to the annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis), computed as the third business day immediately preceding that redemption date, of the Comparable Government Issue (as defined below), assuming a price for the Comparable Government Issue (expressed as a percentage of its principal amount) equal to the Comparable Price (as defined below) for that redemption date.

“Comparable Government Issue” means the euro-denominated security issued by the German federal government selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming that the notes to be redeemed matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable Price” means, with respect to any redemption date, (1) the average of the Reference Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest of the Reference Dealer Quotations, (2) if Medtronic, Inc. obtains fewer than four Reference Dealer Quotations, the arithmetic average of those quotations or (3) if Medtronic, Inc. obtains only one Reference Dealer Quotation, such Reference Dealer Quotation.

“Par Call Date” means: in the case of the 2030 notes, September 15, 2030; and in the case of the 2045 notes, April 15, 2045.

“Quotation Agent” means the Reference Dealer appointed by Medtronic, Inc.

“Reference Dealer” means (1) each of Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a broker or dealer of, and/or a market maker in, German government bonds (a “Primary Bond Dealer”), Medtronic, Inc. shall substitute another Primary Bond Dealer and (2) any other Primary Bond Dealers selected by Medtronic, Inc.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Dealer at 11:00 a.m., London time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means, with respect to each fixed rate note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming that the notes to be redeemed matured on the applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Redemption Upon Changes in Withholding Taxes

Medtronic, Inc. may redeem all, but not less than all, of the notes of either series under the following conditions:

•

if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United States, Ireland, Luxembourg or other jurisdiction in which Medtronic, Inc. or any guarantor or, in each case, any successor thereof (including a continuing person formed by a consolidation with Medtronic, Inc. or any guarantor, into which Medtronic, Inc. or such guarantor is merged, or that acquires or leases all or substantially all of the property and assets of Medtronic, Inc. or such guarantor) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Medtronic, Inc. or any guarantor;

•

as a result of such amendment or change, Medtronic, Inc. or any guarantor becomes, or there is a material probability that Medtronic, Inc. or any guarantor will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to such notes; and

•	the obligation to pay Additional Amounts cannot be avoided through Medtronic, Inc.’s or such guarantor’s commercially reasonable measures, not including substitution of the obligor of such notes.

In each of the foregoing cases, Medtronic, Inc. shall deliver to the trustee:

•

a certificate of Medtronic, Inc. or the applicable guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Medtronic, Inc. or the applicable guarantor, as the case may be, taking commercially reasonable measures available to it;

•

a written opinion of independent tax counsel to Medtronic, Inc. or the applicable guarantor, as the case may be, of recognized standing to the effect that Medtronic, Inc. or the applicable guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Medtronic, Inc. or the applicable guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

following the delivery of the certificate and opinion described in the previous bullet point, Medtronic, Inc. provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Medtronic, Inc. or the applicable guarantor would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each event described above, Medtronic, Inc. may redeem the notes of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, neither Medtronic, Inc. nor any guarantor will deduct or withhold from payments made by Medtronic, Inc. or such guarantor under or with respect to the notes and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Medtronic, Inc. or such guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any notes or guarantee, as the case may be, Medtronic, Inc. or the applicable guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of notes or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the notes or for or on account of:

•

any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such notes) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity that:

•

is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such notes, without another presence or business in such Taxing Jurisdiction);

•

has or had any present or former connection (other than the mere fact of ownership of such notes) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Medtronic, Inc. or a guarantor; or

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the United States Internal Revenue Code of 1986, (the “Code”);

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the notes, except as otherwise provided in the indenture;

•

any Taxes imposed solely as a result of the presentation of the notes (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the notes been presented for payment on any date during such 15-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Medtronic, Inc. or any guarantor or any paying agent from payments in respect of such notes;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any notes if such payment can be made without such withholding by at least one other paying agent;

•

any withholding or deduction for Taxes which would not have been imposed if the relevant notes had been presented to another paying agent in a member state of the European Union as of the date of the applicable indenture;

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of notes or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Medtronic, Inc. and each guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Medtronic, Inc. or the applicable guarantor or if, notwithstanding Medtronic, Inc.’s or such guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to a series of the notes or guarantees is due and payable, if Medtronic, Inc. or the applicable guarantor will be obligated to pay Additional Amounts with respect to such payment, Medtronic, Inc. or the applicable guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such notes on the payment date.

In addition, Medtronic, Inc. will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United States, Ireland, Luxemburg or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the notes.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which Medtronic, Inc. or any guarantor or any successor to Medtronic, Inc. or any guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, any note, any guarantee or in this “Description of Notes” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any notes, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Other Provisions of the Notes

The indenture governing the notes will contain provisions that restrict our ability, and the ability of certain of our subsidiaries, to incur secured debt and to engage in sale and leaseback transactions. The indenture does not restrict Medtronic, Inc.’s ability to convey or transfer our properties and assets other than as an entirety or substantially as an entirety to any other person. See “Description of Debt Securities of Medtronic, Inc.—Consolidation, Merger, Conveyance, Transfer or Lease” in the accompanying prospectus. The indenture contains no other restrictive covenants, including those that would afford holders of the notes protection in the event of a highly-leveraged transaction involving Medtronic, Inc. or any of its affiliates or other events that may adversely affect Medtronic, Inc.’s or its affiliates’ creditworthiness or the value of the notes. The indenture also does not contain any covenants relating to total unsecured indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures.

The notes will be subject to other important provisions of the indenture described in the accompanying prospectus, including under “Description of Debt Securities of Medtronic, Inc.—Events of Default” and “—Modification of the Indenture.”

Defeasance; Satisfaction and Discharge

The notes will be subject to the provisions in the indenture regarding defeasance and discharge and defeasance of certain covenants as described in the accompanying prospectus under “Description of Debt Securities of Medtronic, Inc.— Defeasance and Satisfaction and Discharge.”

Listing

Medtronic, Inc. intends to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. Upon such listing, Medtronic, Inc. will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing as long as the notes are outstanding. The New York Stock Exchange is not a regulated market for the purposes of MiFID II or UK MiFIR.

Regarding the Trustee and the Paying Agent

The trustee’s current address is Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108. The address of the paying agent is U.S. Bank Europe DAC, UK Branch, 125 Old Broad Street, Fifth Floor, London, EC2N 1AR, United Kingdom.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System; Delivery and Form

Global Clearance and Settlement

The notes of each series will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1)

the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 calendar days;

(2)	Medtronic, Inc., at its option, notifies the trustee in writing that it elects to cause the issuance of certificated notes; or

(3)	there has occurred and is continuing an Event of Default with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London, United Kingdom (initially the corporate trust office of the paying agent) or, at Medtronic, Inc.’s option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

CERTAIN TAX CONSIDERATIONS

U.S. Federal Tax Considerations

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price”. This summary does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” (as determined under the Code) is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•

tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	U.S. federal alternative minimum tax consequences, if any;

•	the potential application of the Medicare tax on net investment income;

•	any state, local or non-U.S. tax consequences; and

•	U.S. federal estate or gift taxes, if any.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their own tax advisors.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. A prospective holder considering the purchase of notes should consult its own tax advisors concerning the U.S. federal income tax consequences to it in light of such prospective holder’s specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder.

It is anticipated, and this discussion assumes, that the issue price of each note will be equal to its stated principal amount or, if the issue price is less than its stated principal amount, the difference will be a de minimis amount (within the meaning of the Code) and the notes will not be issued with original issue discount.

Consequences to U.S. Holders

Payments of Interest

Interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. holder’s tax basis in the euro received.

A U.S. holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income generally will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). If a U.S. holder does not wish to translate interest income using the average exchange rate, certain alternative elections may be available. The U.S. dollar value of the euro payment received will be the U.S. holder’s tax basis in the euro received.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

A U.S. holder’s tax basis in a note generally will be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. holder’s amount realized generally will equal the U.S. dollar value of the euro received, calculated at the exchange rate in effect on the date of disposition, plus the fair market value of any other property received, in exchange for the note. If the notes are traded on an established securities market, special rules will apply for purposes of determining the exchange rate to use in translating euro to U.S. dollars.

Except to the extent of foreign currency gain or loss, as described below, any gain or loss recognized on a taxable disposition of a note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of a note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be long-term capital gain or loss. Otherwise, such capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

A U.S. holder may recognize foreign currency gain or loss upon the sale, redemption or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the U.S. holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, redemption or other taxable disposition of the note. Any such gain or loss generally will be ordinary income or loss.

If a U.S. holder recognizes a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS.

A U.S. holder will have a tax basis in any euro received on the sale, redemption or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time of sale, redemption or other taxable disposition.

Sale of Euro

If a U.S. holder sells the euro received as a principal or interest payment or in exchange for a note, the U.S. holder will have foreign currency gain or loss equal to the difference between the amount of U.S. dollars received (or the U.S. dollar fair market value of any property received) and the U.S. holder’s tax basis in the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) generally will be characterized as foreign currency gain or loss. Such gain or loss will be ordinary income or loss.

A U.S. holder who purchases a note with previously owned euro will recognize foreign currency gain or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase. Any such gain or loss generally will be ordinary income or loss.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, and subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, payments of interest on the notes to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of the issuer’s stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

(a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base) and includible in the non-U.S. holder’s gross income.

If (i) a non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the notes is effectively connected with the conduct of that trade or business, and (iii) if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied) (A) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder, and (B) if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below of backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

A non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, absent a contrary provision in an applicable income tax treaty, such non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S.-source capital losses.

Information Reporting and Backup Withholding

Generally, the applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided that the certification described above in the last bullet point under “—Payments of Interest” has been received and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on payments of interest on the notes if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA. While withholding under FATCA may also apply to gross proceeds from the sale or other disposition of the notes (including settlement of the notes at maturity), under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, taxpayers, including applicable withholding agents, may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment related to the notes, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may seek a refund or credit from the IRS. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

Irish Tax Considerations

If Medtronic plc, in its capacity as a guarantor of the notes, makes any payment under its guarantee (other than a payment in respect of principal), such payment may be subject to Irish withholding tax at the current rate of 20%, subject to the availability of relief under the terms of a relevant double taxation treaty or any exemption under

Irish domestic law that may apply. It should be noted, however, that the exemptions contained in Irish domestic tax law that permit payments of interest to be made to certain qualifying recipients and in respect of certain notes listed on a recognized stock exchange free of Irish withholding tax, would only be available to the extent that the payments made by Medtronic plc under the guarantee are “interest” for Irish tax purposes.

Luxembourg Tax Considerations

The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. The information contained within this section is limited to Luxembourg withholding tax issues and prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a withholding tax or a tax of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only.

Withholding Tax

(i) Non-resident holders of notes

Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.

(ii) Resident holders of notes

Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended (the Relibi Law), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.

Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to an individual beneficial owner who is a resident of Luxembourg will be subject to a withholding tax of currently 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest under the notes coming within the scope of the Relibi Law will be subject to a withholding tax at a rate of currently 20%.

UNDERWRITING

Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of 2030 notes	Principal amount of 2045 notes
Deutsche Bank AG, London Branch	€300,000,000	€300,000,000
Goldman Sachs & Co. LLC	300,000,000	300,000,000
Barclays Bank PLC	52,500,000	52,500,000
Citigroup Global Markets Limited	52,500,000	52,500,000
Academy Securities, Inc.	11,250,000	11,250,000
Independence Point Securities LLC	11,250,000	11,250,000
Samuel A. Ramirez & Company, Inc.	11,250,000	11,250,000
Siebert Williams Shank & Co., LLC	11,250,000	11,250,000

Total	€750,000,000	€750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The offering of each series of notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.200% of the principal amount of the 2030 notes and 0.400% of the principal amount of the 2045 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.150% of the principal amount of the 2030 notes and 0.250% of the principal amount of the 2045 notes. If all the notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms.

We have agreed that, during the period from the date of this prospectus supplement through and including the settlement date of the notes, we will not, without the prior written consent of Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by Medtronic, Inc., Medtronic plc or Medtronic Luxco and having a tenor of more than one year. Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Medtronic, Inc.
Per 2030 note	0.350%
Per 2045 note	0.650%

We estimate that our total expenses for this offering (not including the underwriting discount) will be $3.4 million. The underwriters have agreed to reimburse us for certain expenses incurred in connection with this offering.

Stabilization Manager

In connection with the issue of the notes, Goldman Sachs & Co. LLC, in its role as stabilizing manager (the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot the notes or effect transactions with a view to supporting the market prices of the notes at a level higher than that which might otherwise prevail. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the stabilization manager of a greater principal amount of notes than they are required to purchase in this offering. The stabilization manager must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the stabilization manager is concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while this offering is still in progress.

Similar to other purchase transactions, the stabilization manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about September 29, 2025, which will be the tenth New York business day following the date of this prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+10 on September 29, 2025, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from the sale of the Notes to repay all of Medtronic Luxco’s outstanding €1.0 billion aggregate principal amount of Senior Notes due 2025, which bore interest at a rate of 0.000% per annum at July 25, 2025 and mature on October 15, 2025 and all of Medtronic Luxco’s outstanding €500.0 million Senior Notes due 2025, which bore interest at a rate of 2.625% per annum at July 25, 2025 and mature on October 15, 2025. Certain of the underwriters and/or their respective affiliates may hold such notes of ours and, accordingly, may receive a portion of the net proceeds of this offering. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of the Financial Industry Regulation Authority’s (“FINRA”) Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121.

Selling Restrictions

Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more U.S.-registered broker-dealers in compliance with applicable securities laws and the rules of FINRA.

Notice to Prospective Investors in the European Economic Area

The notes may not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)

a customer within the meaning of Directive 2016/97/EU (as amended or superseded, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to Prospective Investors in the United Kingdom

The notes may not be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Medtronic, Inc., Medtronic plc or Medtronic Luxco.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

UK MiFIR Product Governance Rules / Professional investors and ECPs only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the UK MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the notes may be issued, or has been or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Ireland

Any issuance or placement of the notes must be in conformity with: (a) the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. 375 of 2017) and Regulation (EU) No. 600 of 2014, and any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 (to the extent applicable); (b) the provisions of the Companies Act 2014 (as amended), the Irish Central Bank Acts 1942 to 2018 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989; (c) the provisions of the European Union (Prospectus) Regulations 2019 (S.I. 380 of 2019) (as amended) and any rules issued under Section 1363 of the Companies Act 2014 (as amended) by the Central Bank of Ireland; and (d) the provisions of the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 (S.I. 349 of 2016) and any rules issued under Section 1370 of the Companies Act 2014 (as amended) by the Central Bank of Ireland.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Certain matters with respect to the laws of Luxembourg in connection with this offering will be passed upon for Medtronic Global Holdings S.C.A. by CM Law. Certain matters with respect to the laws of Ireland in connection with this offering will be passed upon for Medtronic Public Limited Company by A&L Goodbody. Certain matters with respect to Minnesota law will be passed upon by Nicholas G. Benjamin. Mr. Benjamin is an employee of Medtronic, Inc. serving as Assistant Secretary and owns or has rights to acquire an aggregate of less than 0.01% of the ordinary shares of Medtronic plc.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended April 25, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

MEDTRONIC GLOBAL HOLDINGS S.C.A.

Debt Securities

Fully and unconditionally guaranteed by

Medtronic Public Limited Company

Medtronic, Inc.

MEDTRONIC, INC.

Debt Securities

Fully and unconditionally guaranteed by

Medtronic Public Limited Company

Medtronic Global Holdings S.C.A.

Medtronic Global Holdings S.C.A. (“Medtronic Luxco”) and Medtronic, Inc. may offer and sell debt securities from time to time in one or more offerings. Debt securities issued by Medtronic Luxco will be fully and unconditionally guaranteed by Medtronic Public Limited Company (“Medtronic plc”) and Medtronic, Inc. Debt securities issued by Medtronic, Inc. will be fully and unconditionally guaranteed by Medtronic plc and Medtronic Luxco.

This prospectus describes the general terms of these debt securities and the general manner in which these securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell these debt securities in amounts, at prices and on terms determined at the time of offering. The debt securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the debt securities, we will name them and describe their compensation in a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in our annual report on Form 10-K for the fiscal year ended April 29, 2022 and the other documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) (the “Prospectus Regulation”) and has not been approved by the Central Bank of Ireland or the Commission de surveillance du secteur financier of Luxembourg or any other competent authority for the purposes of the Prospectus Regulation.

The date of this prospectus is March 3, 2023

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the debt securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “Medtronic” and “us” refer, collectively, to Medtronic Public Limited Company, a company incorporated under the laws of Ireland (also referred to as “Medtronic plc”), and its consolidated subsidiaries. The term “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg, and the term “Medtronic, Inc.” refers to Medtronic, Inc., a Minnesota corporation.

This document does not constitute a prospectus within the meaning of Part 23 of the Irish Companies Act, 2014 (as amended) or an offer to sell or an invitation to purchase or the solicitation of an offer to purchase securities. No offer of any securities of Medtronic plc, Medtronic Luxco or Medtronic, Inc. to the public is being made that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 23 of the Irish Companies Act, 2014) in general or in particular pursuant to the Prospectus Regulation (as defined below). This document has not been approved or reviewed by or registered with the Central Bank of Ireland.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2007 and 2017 of Ireland (as amended) (S.I. 60 of 2007 and S.I. 375 of 2017 and S.I. 614 of 2017) (the “MiFID Regulations”) or otherwise. Medtronic plc is not an authorized investment firm within the meaning of the MiFID Regulations, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

No action may be taken with respect to the debt securities in Ireland otherwise than in conformity with the provisions of: (a) the European Union (Prospectus) Regulation 2019 (S.I No.380 of 2019), the European Regulation (EU) 2017/1129 (as amended) (the “Prospectus Regulation”) and any rules issued under Section 1361 of the Irish Companies Act (as amended) by the Central Bank of Ireland; (b) the MiFID Regulations (as amended) and any codes of conduct issued in connection therewith, the provisions of the Investment Intermediaries Act 1995 (as amended), the Investor Compensation Act 1998 (as amended) and in each case, any codes of conduct issued in connection therewith and any conditions, requirements or other enactments imposed or approved by the Central Bank of Ireland with respect to anything done by them in relation to the debt securities; (c) the Central Bank Acts 1942 to 2018 (as amended) including any codes of practice made under Section 117(1) of the Irish Central Bank Act 1989 (as amended) and any regulations issued pursuant to Part 8 of the Central Bank (Supervision and Enforcement) Act 2013 (as amended); (d) the European Union (Market Abuse) Regulations 2016, the Market Abuse Directive on Criminal Sanctions for Market Abuse (Directive 2014/57/EU) (as amended), the Market Abuse Regulation (Regulation EU 596/2014) and any Central Bank rules issued and/or in force pursuant to Section 1370 of the Irish Companies Act 2014 (as amended); and (e) the Irish Companies Act 2014 (as amended).

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy the debt securities in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction.

This prospectus has not been approved by and will not be submitted for approval to the Commission de surveillance du secteur financier of Luxembourg (the “CSSF”) for purposes of a public offering or sale in Luxembourg or for the purposes of admission to trading on the Luxembourg stock exchange and listing on the official list of the Luxembourg stock exchange or on any other regulated or alternative market in Luxembourg.

Accordingly, no offer or sale to the public of the debt securities in Luxembourg are made in this prospectus, directly or indirectly, and neither this prospectus, nor any other circular, prospectus, form of application, advertisement or other material related to the debt securities may be distributed, or otherwise be made available in or from, or published in, Luxembourg, except if a prospectus has been duly approved by the CSSF in accordance with the Luxembourg law of July 16, 2019 on prospectuses for securities (the “Prospectus Law”), or the offer benefits from an exemption to, or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of, the Prospectus Law and the Prospectus Regulation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website (www.medtronic.com under the “About Medtronic—Investors” caption and “Financial Information—SEC Filings” subcaption). Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

Pursuant to Rule 3-10 of Regulation S-X (“Rule 3-10”), this prospectus does not contain separate financial statements for Medtronic Luxco or Medtronic, Inc. since Medtronic Luxco and Medtronic, Inc. are wholly-owned indirect subsidiaries of Medtronic plc. Debt securities issued by Medtronic Luxco will be fully and unconditionally guaranteed on a joint and several basis by Medtronic plc and Medtronic, Inc. Debt securities issued by Medtronic, Inc. will be fully and unconditionally guaranteed on a joint and several basis by Medtronic plc and Medtronic Luxco. Medtronic plc provides the alternative disclosure required by Rule 13-01 of Regulation S-X, which includes narrative disclosure and summarized financial information with respect to Medtronic Luxco and Medtronic, Inc. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the debt securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36820) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the debt securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended April 29, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended April 29, 2022 from our definitive proxy statement for the 2022 Annual General Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 29, 2022, October 28, 2022 and January 27, 2023; and

•	Current Reports on Form 8-K filed May 2, 2022 (excluding Item 7.01), June 27, 2022, September 21, 2022 (excluding Item 7.01) and December 13, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

710 Medtronic Parkway

Minneapolis, MN 55432 USA

Attn: Medtronic Investor Relations Department

(763) 514-4000

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking” statements. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, objectives of management for future operations and current expectations or forecasts of future results, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Our forward-looking statements may include statements related to our growth and growth strategies, developments in the markets for our products, therapies and services, financial results, product development launches and effectiveness, research and development strategy, regulatory approvals, competitive strengths, the potential or anticipated direct or indirect impact of COVID-19 (“COVID-19” or the “pandemic”) on our business, results of operations and/or financial condition, restructuring and cost-saving initiatives, intellectual property rights, litigation and tax matters, governmental proceedings and investigations, mergers and acquisitions, divestitures, market acceptance of our products, therapies and services, accounting estimates, financing activities, ongoing contractual obligations, working capital adequacy, value of our investments, our effective tax rate, our expected returns to shareholders, and sales efforts. In some cases, such statements may be identified by the use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions. Forward-looking statements in this prospectus and the information incorporated by reference in this prospectus include, but are not limited to, statements regarding our ability to drive long-term shareholder value, development and future launches of products and continued or future acceptance of products, therapies and services in our segments; expected timing for completion of research studies relating to our products; market positioning and performance of our products, including stabilization of certain product markets; divestitures and the potential benefits thereof; the costs and benefits of integrating previous acquisitions; anticipated timing for United States (U.S.) Food and Drug Administration and non-U.S. regulatory approval of new products; increased presence in new markets, including markets outside the U.S.; changes in the market and our market share; acquisitions and investment initiatives, including the timing of regulatory approvals as well as integration of acquired companies into our operations; the resolution of tax matters; the effectiveness of our development activities in reducing patient care costs and hospital stay lengths; our approach towards cost containment; our expectations regarding healthcare costs, including potential changes to reimbursement policies and pricing pressures; our expectations regarding changes to patient standards of care; our ability to identify and maintain successful business partnerships; the elimination of certain positions or costs related to restructuring initiatives; outcomes in our litigation matters and governmental proceedings and investigations; general economic conditions; the adequacy of available working capital and our working capital needs; our payment of dividends and redemption of shares; the continued strength of our balance sheet and liquidity; our accounts receivable exposure; and the potential impact of our compliance with governmental regulations and accounting guidance. One must carefully consider forward-looking statements and understand that such statements may be affected by inaccurate assumptions and may involve a variety of risks and uncertainties, known and unknown, including, among others, risks related to competition in the medical device industry, the global COVID-19 pandemic, including new COVID-19 variants that may emerge as well as impacts of the pandemic on healthcare staffing levels, reduction or interruption in our supply, laws and governmental regulations, quality problems, liquidity shortfalls, decreasing prices and pricing pressure, fluctuations in currency exchange rates, changes in applicable tax rates, changes in tax laws and regulations as well as positions taken by taxing authorities, adverse regulatory action, delays in regulatory approvals, litigation results, self-insurance, commercial insurance, healthcare policy changes, international operations, cybersecurity incidents, failure to complete or achieve the intended benefits of acquisitions or divestitures or disruption of our current plans and operations, as well as those discussed in the sections entitled “Risk Factors” and “Government Regulation and Other Considerations” in our Annual Report on Form 10-K for the fiscal year ended April 29, 2022. Consequently, no forward-looking statement may be guaranteed and actual results may vary materially from those projected in the forward-looking statements. We intend to take advantage of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995

regarding our forward-looking statements, and are including this sentence for the express purpose of enabling us to use the protections of the safe harbor with respect to all forward-looking statements.

We undertake no obligation to update any statement we make, but investors are advised to consult all other disclosures by us in our filings with the SEC, especially on Forms 10-K, 10-Q, and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results. In addition, actual results may differ materially from those anticipated due to a number of factors, including, among others, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 29, 2022. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions.

SUMMARY

Medtronic

Medtronic is the leading global healthcare technology company. Medtronic was founded in 1949 and today serves healthcare systems, physicians, clinicians, and patients in more than 150 countries worldwide. We remain committed to a mission written by our founder in 1960 that directs us “to contribute to human welfare by the application of biomedical engineering in the research, design, manufacture, and sale of products to alleviate pain, restore health, and extend life.”

Medtronic plc

Medtronic plc’s principal executive offices (and registered office for the purposes of Irish law) are located at 20 Lower Hatch Street Dublin 2, Ireland, our telephone number is +353 1 438-1700 and our website is at www.medtronic.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. Medtronic plc, formerly known as Medtronic Holdings Limited, is a public limited company incorporated under the laws of Ireland, and re-registered as a public limited company under the laws of Ireland on January 26, 2015, at which time its shares became publicly traded on the New York Stock Exchange under the ticker symbol MDT.

Medtronic Luxco

Medtronic Global Holdings S.C.A., a wholly-owned indirect subsidiary of Medtronic plc, is a corporate partnership limited by shares organized under the laws of Luxembourg, incorporated on October 7, 2014, having its registered office at Espace Monterey, 40, Av Monterey, Ground Floor, L-2163 Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B191129. Medtronic Luxco’s telephone number is +352 266 379 40.

Medtronic Luxco is the intermediate holding company that holds the entirety of the interests of the Medtronic operating companies, including Medtronic, Inc. and the legacy business of Covidien Limited (previously known as Covidien plc), a limited company incorporated under the laws of Ireland (“Covidien”) that we acquired in 2015.

Medtronic, Inc.

Medtronic, Inc., a wholly-owned indirect subsidiary of Medtronic Luxco, is a Minnesota corporation with its principal executive offices at 710 Medtronic Parkway, Minneapolis, MN 55432. Medtronic, Inc. was founded in 1949 and was incorporated in Minnesota in 1957. Medtronic, Inc.’s telephone number is (763) 514-4000. Medtronic, Inc. is the primary operating company for Medtronic.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any debt securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among others, the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES OF MEDTRONIC GLOBAL HOLDINGS S.C.A.

This section describes the general terms and provisions of the unsecured general obligations that Medtronic Luxco may offer from time to time in the form of one or more series of debt securities, which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. As used in this “Description of Debt Securities of Medtronic Global Holdings S.C.A.,” references to “Medtronic Luxco,” “we,” “our” and “us” refer to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg, references to “Medtronic plc” refer to Medtronic Public Limited Company, a company organized under the laws of Ireland and references to “Medtronic, Inc.” refer to Medtronic, Inc., a Minnesota corporation, and in each case do not, unless the context otherwise indicates, include such entity’s subsidiaries.

Senior debt securities will be issued under a senior indenture, dated March 28, 2017, among Medtronic Luxco, as issuer, Medtronic plc and Medtronic, Inc., as guarantors, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, as amended by that certain supplemental indenture dated February 22, 2023. We refer to this indenture, as amended, as the senior indenture. Subordinated debt securities will be issued under a subordinated indenture to be entered into among Medtronic Luxco, as issuer, Medtronic plc and Medtronic, Inc., as guarantors, and a trustee to be named. This indenture is referred to as the subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures and to the trustee under the senior indenture and the trustee under the subordinated indenture together as the trustees. The following summaries of certain provisions of the indentures and the debt securities are not complete and are subject to the detailed provisions of the indentures. You should refer to the senior indenture and the form of subordinated indenture, each of which are filed as exhibits to the registration statement of which this prospectus forms a part and incorporated by reference into this prospectus for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indentures do not limit the amount of debt securities that may be issued by Medtronic Luxco or any of its affiliates. Each indenture will provide that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.

General Terms

The debt securities will be unsecured obligations of Medtronic Luxco and will be fully and unconditionally guaranteed, on a joint and several basis, by each of Medtronic plc and Medtronic, Inc. The senior debt securities will rank equally in right of payment with Medtronic Luxco’s other unsecured and unsubordinated obligations, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic Luxco (other than Medtronic, Inc., as further described under the heading “Guarantees”). The subordinated debt securities will rank junior in right of payment to Medtronic Luxco’s Senior Debt (defined below), including the senior debt securities, as described under the heading “Certain Terms of Subordinated Debt Securities.”

Medtronic Luxco may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the date or dates on which the debt securities will mature;

•	the price or prices at which we will sell the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payments;

•	the place or places where principal of, premium, if any, and interest on the debt securities shall be payable;

•

whether any index, formula or other method will be used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities and the manner of determining the amount of such payments;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	any guarantee provisions in addition to or in lieu of those described in this prospectus;

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•	with respect to subordinated debt securities, whether the subordination provisions of the subordinated indenture or any different subordination provisions shall apply to the debt securities;

•

any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities.

Debt securities may bear interest at fixed or floating rates. We may issue debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Guarantees

Medtronic plc and Medtronic, Inc. will fully and unconditionally guarantee, on a joint and several basis, to each holder of debt securities issued by Medtronic Luxco the due and punctual payment of principal of and premium, if any, and interest on those debt securities, when and as the same become due and payable, whether at maturity, by declaration of acceleration, upon redemption, repurchase or otherwise. The guarantees will be unsecured and each guarantee of senior debt securities will rank equally with all other unsecured and unsubordinated obligations of Medtronic plc and Medtronic, Inc., as applicable, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic plc (other than Medtronic Luxco and Medtronic, Inc.). Each guarantee of subordinated debt securities will rank junior in right of payment to the Senior Debt of Medtronic plc and Medtronic, Inc., respectively, as described under the heading “Certain Terms of Subordinated Debt Securities.” Medtronic plc and Medtronic, Inc. are sometimes referred to in this section as the “Guarantors.”

Notwithstanding the foregoing, each Guarantor will be automatically and unconditionally released from all obligations under its guarantee, and such guarantees shall terminate and be discharged and be of no further force and effect, (i) upon the merger or consolidation of such Guarantor with and into either us or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either us or another Guarantor, (ii) when such Guarantor is not then, or immediately thereafter will not be, a guarantor of any Guaranteed Bonds (defined below), provided that no Event of Default has occurred and is continuing or (iii) upon legal or covenant defeasance of our obligations, or satisfaction and discharge of the indenture.

The guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law or similar laws in other applicable jurisdictions, which could limit their enforceability. The guarantees will provide that the obligations of each Guarantor will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that we will designate for such purposes. However, we may, at our option, make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Medtronic Luxco may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•

if there is an amendment to, or change in, the laws, regulations, rulings or treaties of Luxemburg, the United States or other jurisdiction in which Medtronic Luxco or any Guarantor or, in each case, any successor thereof (including a continuing person formed by a consolidation with Medtronic or any Guarantor, into which Medtronic Luxco or such Guarantor is merged, or that acquires or leases all or substantially all of the property and assets of Medtronic Luxco or such Guarantor) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Medtronic Luxco or any Guarantor;

•

as a result of such amendment or change, Medtronic Luxco or any Guarantor becomes, or there is a material probability that Medtronic Luxco or any Guarantor will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series; and

•

the obligation to pay Additional Amounts cannot be avoided through Medtronic Luxco’s or such Guarantor’s commercially reasonable measures, not including substitution of the obligor of the debt securities.

In each of the foregoing cases, Medtronic Luxco shall deliver to the trustee:

•

a certificate of Medtronic Luxco or the applicable Guarantor, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Medtronic Luxco or the applicable Guarantor, as the case may be, taking commercially reasonable measures available to it;

•

a written opinion of independent tax counsel to Medtronic Luxco or the applicable Guarantor, as the case may be, of recognized standing to the effect that Medtronic Luxco or the applicable Guarantor, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Medtronic Luxco or the applicable Guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

following the delivery of the certificate and opinion described in the previous bullet point, Medtronic Luxco provides notice of redemption not less than 10 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Medtronic Luxco or the applicable Guarantor would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each event described above, Medtronic Luxco may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, neither Medtronic Luxco nor any Guarantor will deduct or withhold from payments made by Medtronic Luxco or such Guarantor under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Medtronic Luxco or such Guarantor is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Medtronic Luxco or the applicable Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or for or on account of:

•

any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity that:

•

is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

•

has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Medtronic Luxco or a Guarantor;

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the United States Internal Revenue Code of 1986, (the “Code”);

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the applicable indenture;

•

any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Medtronic Luxco or any Guarantor or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•

any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the applicable indenture;

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Medtronic Luxco and each Guarantor, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Medtronic Luxco or the applicable Guarantor or if, notwithstanding Medtronic Luxco’s or such Guarantor’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Medtronic Luxco or the applicable Guarantor will be obligated to pay Additional Amounts with respect to such payment, Medtronic Luxco or the applicable Guarantor will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Medtronic Luxco will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxemburg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Medtronic Luxco or any Guarantor or any successor to Medtronic Luxco or any Guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture or supplemental indenture, any debt securities, any guarantee or in this “Description of Debt Securities of Medtronic Global Holdings S.C.A.” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for any series of debt securities under the applicable indenture:

•	failure to pay any interest on the debt securities of that series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the debt securities of that series at its maturity, acceleration, redemption or otherwise;

•	failure to perform or the breach of any other covenant or warranty in the indenture applicable to such series and such failure continues for 60 days after written notice as provided in such indenture;

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failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Medtronic plc’s or any Restricted Subsidiary’s (defined below) indebtedness for borrowed money in an aggregate amount of $200 million or more;

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Medtronic plc’s or Medtronic, Inc.’s guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or Medtronic plc or Medtronic, Inc. denies its liability under its guarantee (other than by reason of release of a guarantor in accordance with the terms of the applicable indenture);

•	certain events in bankruptcy, insolvency, examinership or reorganization, voluntary or involuntary, relating to Medtronic Luxco, Medtronic plc or Medtronic, Inc.; and

•	any other event of default provided with respect to debt securities of such series.

If an event of default, other than an event of default specified in the sixth bullet point above, occurs with respect to debt securities of any series and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. If an event of default specified in the sixth bullet point above occurs and is continuing, the entire principal amount of, and accrued interest, if any, on each series of debt securities then outstanding shall become immediately due and payable. Any payment on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Certain Terms of Subordinated Debt Securities.”

The applicable trustee, after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided, that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series.

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults.

In case an event of default shall occur and be continuing, each trustee shall exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of debt securities unless such holders shall have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The indentures will require us to deliver to the trustees annual statements as to the performance of our obligations under the indentures and as to any events of default thereunder.

A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Certain Terms of Subordinated Debt Securities

The following provisions will apply to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

The indebtedness evidenced by the subordinated debt securities and the guarantees is subordinate to the prior payment in full of all of our Senior Debt. During the continuance beyond any applicable grace period of any default in the payment of principal of, premium (if any), interest or any other payment due on any of our Senior Debt, Medtronic Luxco and the Guarantors may not make any payment of principal of, premium (if any) or interest on the subordinated debt securities.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to such subordinated debt securities of that series, holders of any Senior Debt would be entitled to payment in full in cash or other payment satisfactory to holders of Senior Debt of all Senior Debt before the holders of subordinated debt securities would be entitled to receive any payment or distribution. In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, premium (if any) and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all of our Senior Debt.

As a result of these subordination provisions, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Debt. The subordination provisions will not prevent the occurrence of an event of default under the subordinated indenture.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all Senior Debt is paid in full in cash or other payment satisfactory to holders of Senior Debt, then such payment will be held in trust for the holders of senior debt. Senior debt securities will constitute Senior Debt under the subordinated indenture.

Certain Covenants

Limitations on Secured Debt.

The indentures provide that we will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any Debt (defined below) secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by Medtronic plc or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities (together with, if we shall so determine, any other Debt of Medtronic plc or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of that series) shall be secured equally and ratably with (or prior to) such secured Debt so long as such secured Debt shall be so secured. The foregoing restrictions do not apply, however, to:

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liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Medtronic plc or any Restricted Subsidiary after the date of the applicable indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the applicable indenture;

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liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure Debt owing to, Medtronic plc or any Restricted Subsidiary;

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liens in favor of the United States or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

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liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by Medtronic plc or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

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pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Medtronic plc or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Medtronic plc or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which Medtronic plc or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

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liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against Medtronic plc or any Restricted Subsidiary with respect to which Medtronic plc or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by Medtronic plc or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Medtronic plc or such Restricted Subsidiary is a party;

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liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

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liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of Medtronic plc’s business or the business of such Restricted Subsidiary and which do not, in Medtronic plc’s opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities of a series are authenticated;

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liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Medtronic plc or the applicable Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

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any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of

•	stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, Medtronic plc or any Restricted Subsidiary may incur, issue, assume or guarantee Debt secured by liens without equally and ratably securing the debt securities; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Medtronic plc or a Restricted Subsidiary without equally and ratably securing the debt securities of each series then outstanding under the applicable indenture except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 20% of the Consolidated Net Tangible Assets (defined below) of Medtronic plc.

Limitations on Sale and Leaseback Transactions.

Sale and leaseback transactions by Medtronic plc or any Restricted Subsidiary involving a Principal Property are prohibited unless either: (a) Medtronic plc or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Debt secured by a lien on such property, pursuant to the provisions described in the bullets above under “—Limitations on Secured Debt”; or (b) Medtronic plc or a subsidiary thereof, within 360 days after such transaction, apply an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (1) the retirement of Medtronic plc’s Funded Debt (defined below); provided that the amount to be applied to the retirement of Medtronic plc’s Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by Medtronic plc within 360 days after such sale or (2) the purchase, construction or development of other property, facilities or equipment used or useful in Medtronic plc’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between Medtronic plc and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, Medtronic plc or any Restricted Subsidiary may enter into a sale and leaseback transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding Debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed 20% of the Consolidated Net Tangible Assets of Medtronic plc.

Certain Other Covenants.

The indentures contain certain other covenants applicable to us and/or the Guarantors regarding, among other matters, corporate existence and reports to holders of debt securities. Unless indicated otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indentures do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in our or any Guarantor’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us, Medtronic plc, Medtronic, Inc. or any of our affiliates that may adversely affect such holders.

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any other person, unless:

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either: (i) we shall be the continuing person; or (ii) the person (if other than us), formed by such consolidation or into which we are merged, or the person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of our assets, shall (1) be a corporation, partnership, limited liability company, trust or similar entity organized and validly existing under the laws of the United States of America, any state or political subdivision thereof, the District of Columbia, the United Kingdom or any member country of the European Union and (2) expressly assume, by a supplemental indenture, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance or the observance of every covenant of the applicable indenture on our part to be performed or observed;

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immediately after giving effect to such transaction (including the incurrence of any Debt in connection with such transaction or series of transactions), no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing (provided, that, for the avoidance of doubt, Debt of a Restricted Subsidiary incurred prior to such transaction which is assumed by us, another Restricted Subsidiary or the person assuming our obligations hereunder in connection with such transaction shall be deemed not to be a separate incurrence of Debt);

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if, as a result of any such consolidation or merger or such conveyance, transfer or lease, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture, we or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all Debt secured thereby; and

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we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with the requirements of the applicable indenture.

The foregoing restrictions on our ability to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets shall not apply to any consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition of assets between or among us and Medtronic plc and/or any other Restricted Subsidiary.

In addition, no Guarantor may consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of such Guarantor to any other person, unless:

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(a) either: (i) such Guarantor shall be the continuing person; or (ii) the person (if other than such Guarantor), formed by such consolidation or into which such Guarantor is merged, or the person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of such Guarantor, shall (1) be a corporation, partnership, limited liability company, trust or similar entity organized and validly existing under the laws of the United States of America, any state or political subdivision thereof, the District of Columbia, the United Kingdom or any member country of the European Union and (2) expressly assume, by a supplemental indenture, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance or the observance of every covenant of the applicable indenture on its part to be performed or observed;

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immediately after giving effect to such transaction (including the incurrence of any Debt in connection with such transaction or series of transactions), no event of default, and no event which, after notice or

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lapse of time or both, would become an event of default, shall have occurred and be continuing (provided, that for the avoidance of doubt, Debt of Medtronic plc or any Restricted Subsidiary incurred prior to such transaction which is assumed by Medtronic plc or any Restricted Subsidiary or the person assuming such Guarantor’s obligations hereunder in connection with such transaction shall be deemed not to be a separate incurrence of Debt);

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if, as a result of any such consolidation or merger or such conveyance, transfer or lease, the properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture, the Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all Debt secured thereby; and

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such Guarantor shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with the requirements of the applicable indenture.

The foregoing restrictions on the Guarantors’ ability to consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets shall not apply to any consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition of assets between or among any Guarantor and Medtronic plc or any Restricted Subsidiary.

Defeasance and Satisfaction and Discharge

Full Defeasance.

If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the terms of the applicable indenture, we can legally release ourselves from any payment or other obligations on the debt securities of any series (this is called “full defeasance”) if, among other things:

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we irrevocably deposit or causes to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. or certain foreign government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable;

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there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series under the stated payment terms; and

•	we deliver to the trustee an opinion of counsel confirming the tax law change or Internal Revenue Service ruling described above.

If we accomplish full defeasance, a holder of debt securities would have to rely solely on the trust deposit for all payments on the debt securities of such series. Holders could not look to us for payment in the event of any shortfall.

Covenant Defeasance.

Under current U.S. federal income tax law, if we make the type of trust deposit described above (though not legally releasing ourself from payment obligations on the debt securities of the applicable series), we can be released from some of the restrictive covenants in the applicable indenture without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or U.S. or certain foreign government notes or bonds set aside in trust to repay the debt securities of such series. In order to exercise our rights under the applicable indenture to achieve covenant defeasance, we must, among other things:

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irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. or certain foreign government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable; and

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deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax laws we may make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series.

If we accomplish covenant defeasance, the following provisions of the applicable indenture or indentures and the debt securities of the applicable series would no longer apply:

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certain of our and the Guarantors’ obligations regarding the conduct of our business described above under “Certain Covenants,” including the limitations on secured debt, limitations on sale and leaseback transactions and the covenant with respect to existence;

•	the conditions to engaging in a merger or similar transaction, as described above under “Consolidation, Merger, Conveyance, Transfer or Lease;” and

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the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described above under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities of the applicable series in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities of such series become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture with respect to such series, upon compliance with certain conditions, including:

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either: (i) our having delivered to the trustee for cancellation all of the debt securities of such series theretofore authenticated and delivered; or (ii) all debt securities of such series outstanding under the indenture not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and our expense, and in each such case, our having deposited or caused to be deposited with the trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities of the series not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or the stated maturity or redemption date, as the case may be; and

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our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent provided for in the applicable indenture relating to the satisfaction and discharge of such indenture with respect to such series of debt securities have been complied with.

Modification of the Indentures

Modifications and amendments of the indentures may be made by us and the applicable trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or waiver; provided, however, that no such modification or amendment may without the consent of the holder of each debt security affected thereby, extend the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount of, or premium or interest on, any debt security, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any debt security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, reduce the percentage in principal amount of outstanding debt securities, the consent of the holders of which is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults or modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture that may be amended by such majority. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of such series, waive any past default under the applicable indenture, except a default (1) in the payment of principal of, or any premium or interest on, any debt security or (2) in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each debt security of the affected series.

Modifications and amendments of the indentures may be made by us and the trustee without the consent of any holders of any series of debt securities for any of the following purposes:

•	to evidence the succession of another person to us or any Guarantor and the assumption by any such successor of our or such Guarantor’s covenants under the indentures and in the debt securities;

•	to add to our covenants or the covenants applicable to any Guarantor for the benefit of the holders or to surrender any right or power in the indentures conferred upon us or any Guarantor;

•	to add any additional events of default for the benefit of the holders;

•	to secure the debt securities or any related guarantee;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to cure any ambiguity, to correct or supplement any provision in an indenture or in any supplemental indenture which may be inconsistent with any other provision of such indenture or supplemental indenture, or to make any other provisions with respect to matters or questions arising under the indenture; provided such action shall not adversely affect the interests of the holders in any material respect;

•	to conform the indenture or any supplemental indenture to the description of the debt securities set forth in any prospectus or prospectus supplement related to such series of debt securities;

•	to comply with the requirements of the SEC in order to effect or maintain the qualifications of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of debt securities of any series as permitted by the applicable indenture;

•	to add or release a Guarantor as permitted by the applicable indenture; or

•	to comply with the rules of any applicable securities depositary.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described above under “Defeasance and Satisfaction and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Regarding the Trustees

The senior indenture trustee’s current address is Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

Each indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in such indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and certain provisions of the Trust Indenture Act contain limitations on the rights of the trustees, should a trustee become a creditor of us, Medtronic plc or Medtronic, Inc. to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. A trustee is permitted to engage in other transactions with us or any affiliate of ours. If there arises any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association)is the trustee for certain of our affiliates’ other debt securities, is the transfer agent for Medtronic plc’s ordinary shares, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York and the United States. For the avoidance of doubt, the applicability of Articles 470-3 to 470-19 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, shall be excluded.

Certain Definitions

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of total assets which would appear on the consolidated balance sheet of Medtronic plc (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of Medtronic plc’s then most recent publicly available consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on Medtronic plc’s then most recent publicly available consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Debt” means, with respect to any person, without duplication: (a) all indebtedness of such person for borrowed money; and (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

The amount of Debt of any person will be deemed to be: (i) with respect to Debt secured by a lien, pledge, mortgage or similar encumbrance on an asset of such person but not otherwise the obligation, contingent or otherwise, of such person, the lesser of (1) the fair market value of such asset on the date such lien, pledge, mortgage or similar encumbrance attached and (2) the amount of such Debt; (ii) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt; and (iii) otherwise, the outstanding principal amount thereof.

“Funded Debt” means Debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt.

“Guaranteed Bonds” means (a) any notes or debentures issued by us, Medtronic plc or Medtronic, Inc. which are at the time of issuance or which become, whether in connection with an exchange of securities or otherwise, registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in each case whether outstanding as of the date hereof or issued in the future, and (b) any outstanding senior unsecured notes or debentures issued by Covidien International Finance S.A. prior to the date of the applicable indenture.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States (other than its territories or possessions) and owned by Medtronic plc or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of the Consolidated Net Tangible Assets of Medtronic plc, except any such property which Medtronic plc’s board of directors, in its good faith opinion, determines is not of material importance to the business conducted by Medtronic plc and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution.

“Restricted Subsidiary” means (i) each of Medtronic Luxco and Medtronic, Inc. and (ii) any other subsidiary of Medtronic plc which owns or leases a Principal Property, except any subsidiary substantially all of the assets of which are located, or substantially all of the business of which is carried on, outside the United States and its territories and possessions.

“Senior Debt” of a person means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date of the subordinated indenture or incurred or created thereafter:

(a) all Debt of that person;

(b) all obligations in respect of capital leases of that person;

(c) all obligations of the kind described in the preceding clause (a) above and all lease obligations of others of the kind described in the preceding clause (b) above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

(d) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a) and (c) and all renewals or extensions of leases of the kinds described in either of the preceding clauses (b) or (c) above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities.

DESCRIPTION OF DEBT SECURITIES OF MEDTRONIC, INC.

This section describes the general terms and provisions of the unsecured general obligations that Medtronic, Inc. may offer from time to time in the form of one or more series of senior debt securities. We refer to such senior debt securities in this section as the debt securities. As used in this “Description of Debt Securities of Medtronic, Inc.,” references to “Medtronic, Inc.,” “we,” “our” and “us” refer to Medtronic, Inc., a Minnesota corporation, references to “Medtronic plc” refer to Medtronic Public Limited Company, a company organized under the laws of Ireland and references to “Medtronic Luxco” refers to Medtronic Global Holdings S.C.A., an entity organized under the laws of Luxembourg, and in each case do not, unless the context otherwise indicates, include such entity’s subsidiaries.

Debt securities will be issued under an indenture, dated December 10, 2014 (the “base indenture”), between Medtronic, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, that has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time, including the supplemental indentures dated as of December 10, 2014, January 26, 2015, January 26, 2015 and February 22, 2023 that have been filed as exhibits to the registration statement of which this prospectus is a part. We refer to the base indenture as amended and supplemented to date as the indenture. The following summaries of certain provisions of the indenture and the senior debt securities are not complete and are subject to the detailed provisions of the indenture. You should refer to the indenture for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indenture does not limit the amount of debt securities that may be issued by Medtronic, Inc. or any of its affiliates. The indenture provides that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.

General Terms

The debt securities will be unsecured obligations of Medtronic, Inc. and will be fully and unconditionally guaranteed, on a joint and several basis, by each of Medtronic plc and Medtronic Luxco. The debt securities will rank equally in right of payment with Medtronic, Inc.’s other unsecured and unsubordinated obligations, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic, Inc.

Medtronic, Inc. may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the price or prices at which we will sell the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payments;

•	the place or places where principal of, premium, if any, and interest on the debt securities shall be payable;

•

whether any index, formula or other method will be used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities and the manner of determining the amount of such payments;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which, and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed;

•	any guarantee provisions in addition to or in lieu of those described in this prospectus;

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	the currency of payment of principal of and premium, if any, and interest on the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•

any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities.

Debt securities may bear interest at fixed or floating rates. We may issue debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Guarantees

Medtronic plc and Medtronic Luxco will fully and unconditionally guarantee, on a joint and several basis, to each holder of debt securities issued by Medtronic, Inc., in each case in accordance with the indenture, (i) the due and punctual payment of principal of and premium, if any, and interest on those debt securities, when and as the same become due and payable, whether at maturity, by declaration of acceleration, upon redemption, repurchase or otherwise, and (ii) that all other obligations of Medtronic, Inc. to the holders or the trustee shall be promptly paid in full or performed. The guarantees will be unsecured and each guarantee of senior debt securities will rank equally with all other unsecured and unsubordinated obligations of Medtronic plc and Medtronic Luxco, as applicable, and will be structurally subordinated to all of the liabilities of the subsidiaries of Medtronic plc (other than Medtronic Luxco and Medtronic, Inc.). Medtronic plc and Medtronic Luxco are sometimes referred to in this section as the “Guarantors.”

Notwithstanding the foregoing, each Guarantor will be automatically and unconditionally released from all obligations under its guarantee, and such guarantees shall terminate and be discharged and be of no further force and effect, (i) upon the merger or consolidation of such Guarantor with and into either us or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either us or another Guarantor or (ii) upon legal or covenant defeasance of our obligations, or satisfaction and discharge of the indenture.

The guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law or similar laws in other applicable jurisdictions, which could limit their enforceability. The guarantees will provide that the obligations of each Guarantor will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that we will designate for such purposes. However, we may, at our option, make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for any series of debt securities under the indenture:

•	failure to pay any interest on the debt securities of that series when due and payable and such failure continues for 30 days;

•	failure to pay principal of or any premium on the debt securities of that series at its maturity, acceleration, redemption or otherwise;

•	failure to perform or the breach of any other covenant or warranty in the indenture applicable to such series and such failure continues for 60 days after written notice as provided in such indenture;

•

failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Medtronic, Inc.’s or any Restricted Subsidiary’s (defined below) indebtedness for borrowed money in an aggregate amount of $200 million or more;

•

Medtronic plc’s or Medtronic Luxco’s guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or Medtronic plc or Medtronic Luxco denies its liability under its guarantee (other than by reason of release of a guarantor in accordance with the terms of the indenture);

•	certain events in bankruptcy, insolvency or reorganization, voluntary or involuntary, relating to Medtronic, Inc., Medtronic plc or Medtronic Luxco; and

•	any other event of default provided with respect to debt securities of such series.

If an event of default, other than an event of default specified in the sixth bullet point above, occurs with respect to debt securities of any series and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such declaration and its consequences. If an event of default specified in the sixth bullet point above occurs and is continuing, the entire principal amount of, and accrued interest, if any, on each series of debt securities then outstanding shall become immediately due and payable.

The trustee, after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods); provided, that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series.

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, and to waive certain defaults.

In case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The indenture will require us to deliver to the trustee an annual statement as to the performance of our obligations under the indenture and as to any events of default thereunder.

A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Certain Covenants

Limitations on Secured Debt.

The indenture provides that we will not, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any Debt (defined below) secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by Medtronic, Inc. or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities (together with, if we shall so determine, any other Debt of Medtronic, Inc. or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of that series) shall be secured equally and ratably with (or prior to) such secured Debt so long as such secured Debt shall be so secured. The foregoing restrictions do not apply, however, to:

•

liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by Medtronic, Inc. or any Restricted Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

•

liens on any property, shares of capital stock or Debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such corporation becomes a Restricted Subsidiary);

•	liens in favor of, or which secure Debt owing to, Medtronic, Inc. or any Restricted Subsidiary;

•

liens in favor of the United States or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);

•

liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by Medtronic, Inc. or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

•

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which Medtronic, Inc. or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of Medtronic, Inc. or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which Medtronic, Inc. or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

•

liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against Medtronic, Inc. or any Restricted Subsidiary with respect to which Medtronic, Inc. or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by Medtronic, Inc. or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Medtronic, Inc. or such Restricted Subsidiary is a party;

•

liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

•

liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of Medtronic, Inc.’s business or the business of such Restricted Subsidiary and which do not, in Medtronic, Inc.’s opinion, materially detract from the value of such properties;

•	liens existing on the first date on which the debt securities of a series are authenticated;

•

liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Medtronic, Inc. in excess of those set forth by regulations promulgated by the Federal Reserve Board and (ii) such deposit account is not intended to provide collateral to the depository institution; or

•

any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the eleven foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, Medtronic, Inc. or any Restricted Subsidiary may incur, issue, assume or guarantee Debt secured by liens without equally and ratably securing the debt securities; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Medtronic, Inc. or a Restricted Subsidiary without equally and ratably securing the debt securities of each series then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 20% of the Consolidated Net Tangible Assets (defined below) of Medtronic, Inc.

Limitations on Sale and Leaseback Transactions.

Sale and leaseback transactions by Medtronic, Inc. or any Restricted Subsidiary involving a Principal Property are prohibited unless either: (a) Medtronic, Inc. or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Debt secured by a lien on such property, pursuant to the provisions described in the twelve bullets above under “—Limitations on Secured Debt”; or (b) Medtronic, Inc. or a subsidiary thereof, within 360 days after such transaction, apply an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of Medtronic, Inc.’s Funded Debt (defined below); provided that the amount to be applied to the retirement of Medtronic, Inc.’s Funded Debt shall be reduced by (i) the principal amount of any debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than debt securities, voluntarily retired by Medtronic, Inc. within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in Medtronic, Inc.’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between Medtronic, Inc. and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, Medtronic, Inc. or any Restricted Subsidiary may enter into a sale and leaseback transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding Debt incurred pursuant to the second paragraph under the caption “—Limitations on Secured Debt” above, does not at such time exceed 20% of the Consolidated Net Tangible Assets of Medtronic, Inc.

Certain Other Covenants.

The indenture contains certain other covenants applicable to us regarding, among other matters, corporate existence and reports to holders of debt securities. Unless indicated otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in our or any Guarantor’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us, Medtronic plc, Medtronic Luxco or any of our affiliates that may adversely affect such holders.

Consolidation, Merger, Conveyance, Transfer or Lease

Medtronic, Inc. may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety, unless:

•

the successor person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, its obligations on the debt securities and under the indenture;

•	after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•

after giving effect to such transaction, neither Medtronic, Inc. nor the successor person, as the case may be, would have outstanding Debt secured by any mortgage or other encumbrance prohibited by the provisions of its restrictive covenant relating to liens or, if so, shall have secured the debt securities equally and ratably with (or prior to) any Debt secured thereby; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture comply with the requirements of the indenture.

Defeasance and Satisfaction and Discharge

Full Defeasance.

If there is a change in federal income tax law or ruling of the Internal Revenue Service, as described below, under the terms of the indenture, we can legally release ourself from any payment or other obligations on the debt securities of any series (this is called “full defeasance”) if, among other things:

•

we irrevocably deposit or causes to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable;

•

there is a change in U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series under the stated payment terms; and

•	we deliver to the trustee an opinion of counsel confirming the tax law change or Internal Revenue Service ruling described above.

If we accomplish full defeasance, a holder of debt securities would have to rely solely on the trust deposit for all payments on the debt securities of such series. Holders could not look to us for payment in the event of any shortfall.

Covenant Defeasance.

Under current U.S. federal income tax law, if we make the type of trust deposit described above (though not legally releasing ourself from payment obligations on the debt securities of the applicable series), we can be released from some of the restrictive covenants in the indenture without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit. This is called “covenant defeasance.” In that event, you would lose the benefit of those restrictive covenants but would gain the protection of having money and/or U.S. government notes or bonds set aside in trust to repay the debt securities of such series. In order to exercise our rights under the indenture to achieve covenant defeasance, we must, among other things:

•

irrevocably deposit or cause to be deposited with the trustee in trust for the benefit of all direct holders of the debt securities of such series, money in an amount, U.S. or government notes or bonds, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, the principal of and any premium and interest on the debt securities of such series on their applicable maturity date and any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable; and

•

deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax laws we may make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if we did not make the deposit and simply repaid the debt securities of such series.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities of the applicable series would no longer apply:

•

certain of our and the Guarantors’ obligations regarding the conduct of our business described above under “Certain Covenants,” including the limitations on secured debt, limitations on sale and leaseback transactions and the covenant with respect to existence;

•	the conditions to engaging in a merger or similar transaction, as described above under “Consolidation, Merger, Conveyance, Transfer or Lease;” and

•

the events of default relating to breaches of certain covenants, certain events in bankruptcy, insolvency or reorganization, and acceleration of the maturity of other debt, described above under “Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities of the applicable series in the event of a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities of such series become immediately due and payable, such a shortfall could arise. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series, upon compliance with certain conditions, including:

•

either: (i) our having delivered to the trustee for cancellation all of the debt securities of such series theretofore authenticated and delivered; or (ii) all debt securities of such series outstanding under the indenture not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and our expense, and in each such case, our having deposited or caused to be deposited with the trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities of the series not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or the stated maturity or redemption date, as the case may be; and

•

our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent provided for in the indenture relating to the satisfaction and discharge of such indenture with respect to such series of debt securities have been complied with.

Modification of the Indenture

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or waiver; provided, however, that no such modification or amendment may without the consent of the holder of each debt security affected thereby, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount of, or premium or interest on, any debt security, change the place of payment where coin or currency in which the principal of, or any premium or interest on, any debt security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any debt security, reduce the percentage in principal amount of outstanding debt securities, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults or modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture that may be amended by such majority. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture, except a default (1) in the payment of principal of, or any premium or interest on, any debt security or (2) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security of the affected series.

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holders of any series of debt securities for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants under the indenture and in the debt securities;

•	to add to our covenants or the covenants applicable to any Guarantor for the benefit of the holders or to surrender any right or power in the indenture conferred upon us or any Guarantor;

•	to add any additional events of default for the benefit of the holders;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•

to cure any ambiguity, to correct or supplement any provision in an indenture which may be inconsistent with any other provision of such indenture, or to make any other provisions with respect to matters or questions arising under the indenture; provided such action shall not adversely affect the interests of the holders;

•	to comply with the requirements of the SEC in order to effect or maintain the qualifications of the indenture under the Trust Indenture Act;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form;

•	to provide for the issuance and establish the forms or terms and conditions of debt securities of any series as permitted by the indenture;

•	to add or release a Guarantor as permitted by the indenture; or

•	to comply with the rules of any applicable securities depositary.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote on any matter, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described above under “Defeasance and Satisfaction and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Regarding the Trustee

The indenture trustee’s current address is Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and certain provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should a trustee become a creditor of us, Medtronic plc or Medtronic Luxco to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. A trustee is permitted to engage in other transactions with us or any affiliate of ours. If there arises any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) is the trustee for certain of our affiliates’ other debt securities, is the transfer agent for Medtronic plc’s ordinary shares, and from time to time provides services relating to our investment management, stock repurchase and foreign currency hedging programs.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York and the United States.

Certain Definitions

“Attributable Debt” in respect of any lease means, at the time of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of Medtronic, Inc.’s then most recent consolidated quarterly balance sheet but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on Medtronic, Inc.’s then most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Debt” means, with respect to any person, without duplication: (a) all indebtedness of such person for borrowed money; and (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments.

The amount of Debt of any person will be deemed to be: (i) with respect to Debt secured by a lien, pledge, mortgage or similar encumbrance on an asset of such person but not otherwise the obligation, contingent or otherwise, of such person, the lesser of (1) the fair market value of such asset on the date such lien, pledge, mortgage or similar encumbrance attached and (2) the amount of such Debt; (ii) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt; and (iii) otherwise, the outstanding principal amount thereof.

“Funded Debt” means Debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Debt.

“Principal Property” means any plant, office facility, warehouse, distribution center or equipment located within the United States (other than its territories or possessions) and owned by Medtronic, Inc. or any subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets of Medtronic, Inc., except any such property which Medtronic, Inc.’s board of directors, in its good faith opinion, determines is not of material importance to the business conducted by Medtronic, Inc. and its subsidiaries, taken as a whole, as evidenced by a certified copy of a board resolution.

“Restricted Subsidiary” means any subsidiary of Medtronic, Inc. which owns or leases a Principal Property.

FORMS OF DEBT SECURITIES

Unless the prospectus supplement otherwise provides, debt securities will be issued in the form of one or more global securities. This means that we will not issue certificates to each holder. Rather, we will issue global securities in the total principal amount of the debt securities of that series.

Global Securities

In General. Debt securities in global form will be deposited with or on behalf of a depositary. Global securities are represented by one or more certificates for the series registered in the name of the depositary or its nominee. Debt securities in global form may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor. Unless otherwise identified in the prospectus supplement, the depositary will be The Depository Trust Company (“DTC”).

If a depositary for a series of debt securities is unwilling or unable to continue as depositary, we will issue that series of debt securities in registered form in exchange for the global security or securities of that series. We also may determine at any time in our discretion not to use global securities for any series. In that event, we will issue debt securities in registered form.

Ownership of the Global Securities; Beneficial Ownership. So long as the depositary or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. We and the trustee are only required to treat the depositary or its nominee as the legal owner of the debt securities for all purposes under the indenture.

A purchaser of debt securities represented by a global security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global security, unless the prospectus supplement provides to the contrary. As a result, each beneficial owner must rely on the procedures of the depositary to exercise any rights of a holder under the indenture. In addition, if the beneficial owner is not a direct or indirect participant in the depositary, the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or an owner of a beneficial interest in the global securities desires to take any action that the depositary, as the holder of the global securities, is entitled to take, the depositary would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws and the above conditions may impair the ability to transfer beneficial interests in the global securities.

Book-Entry System

Upon the issuance of the global securities, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global securities through such participants).

We expect that the depositary, upon receipt of any payment of principal or interest in respect of the global securities, will credit immediately participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants. None of us, the trustee or any agent of us or the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owned through such participants.

The debt securities represented by the global securities are exchangeable for certificated debt securities in definitive registered form of like tenor as such securities in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act or (ii) we in our discretion at any time determine not to have all of the debt securities represented by the global securities and we notify the trustee thereof. Any global securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated debt securities registered in such names as the depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Unless and until they are exchanged in whole or in part for certificated debt securities in definitive form, the global securities may not be transferred except as a whole among the depositary, a nominee of or a successor to the depositary, or any nominee of that successor.

The Depository Trust Company

The following is based on information furnished by DTC and applies to the extent it is the depositary, unless otherwise stated in the prospectus supplement:

Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. No single global security will be issued in a principal amount of more than $500 million. The trustee will deposit the global securities with DTC. The deposit of the global securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities.

DTC Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with DTC’s participants. The rules that apply to DTC and its participants are on file with the SEC.

DTC Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates.

Participants’ Records. The debt securities must be purchased by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The beneficial owner’s ownership interest in the debt securities is in turn recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmations from DTC of their purchases, but they are expected to receive them, along with periodic statements of their holdings, from the direct or indirect participants through whom they purchased the debt securities. Transfers of ownership interests in the global securities will be made on the books of the participants on behalf of the beneficial owners. Certificates representing the interests of the beneficial owners in the debt securities will not be issued unless the use of global securities is suspended, as discussed above.

DTC has no knowledge of the actual beneficial owners of the global securities. Its records only reflect the identity of the direct participants as owners of the debt securities. Those participants may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.

Notices Among DTC, Participants and Beneficial Owners. Notices and other communications by DTC, its participants and the beneficial owners will be governed by standing arrangements among them, subject to any legal requirements in effect.

Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after any applicable record date. That proxy assigns Cede & Co.’s consenting or voting rights to the direct participants to whose accounts the securities are credited on the record date.

Payments. Principal and interest payments made by us will be delivered to Cede & Co. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant, and not DTC, the trustee or us, subject to any legal requirements in effect at that time. We are responsible for paying principal, interest and premium, if any, to the trustee, which is responsible for making those payments to Cede & Co. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the beneficial owners.

PLAN OF DISTRIBUTION

We may sell debt securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our debt securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase debt securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the debt securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the debt securities and any applicable restrictions.

The prospectus supplement with respect to the debt securities of a particular series will describe the terms of the offering of the debt securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the debt securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the debt securities will be listed.

If any underwriters or agents are utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of debt securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on such debt securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other debt securities, the underwriters may bid for, and purchase, the debt securities or any such other securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your debt securities may be more than two scheduled business days after the trade date for your debt securities. Accordingly, in such a case, if you wish to trade debt securities on any date prior to the second business day before the original issue date for your debt securities, you will be required, by virtue of the fact that your debt securities initially are expected to settle more than two scheduled business days after the trade date for your debt securities, to make alternative settlement arrangements to prevent a failed settlement.

The debt securities may be new issues of debt securities and may have no established trading market. The debt securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the debt securities.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Medtronic plc and Medtronic Luxco are organized and existing under the laws of countries other than the United States. In addition, certain of the directors and officers of these entities may reside outside of the United States and a significant portion of their assets may be located outside of the United States. As a result, it may be difficult for investors to effect service of process on Medtronic plc or Medtronic Luxco or to enforce in the United States judgments obtained in U.S. courts against Medtronic plc or Medtronic Luxco or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in Luxembourg and Ireland, as applicable, will enforce judgments obtained in other jurisdictions, including the United States, against the domestic companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against Medtronic plc or Medtronic Luxco or their directors or officers under the securities or other laws of those jurisdictions.

Ireland

Enforcement of Liabilities

We have been advised by counsel that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland. A judgment of the U.S. courts will be enforced by the Irish courts if the following general requirements are met: (i) the procedural rules of the U.S. court must have been observed and the U.S. court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and (ii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (a) if the judgment is not for a definite sum of money; (b) if the judgment was obtained by fraud; (c) if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (d) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland; or (e) if jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules.

In addition, in the event of any proceedings being brought in an Irish court in respect of a monetary obligation expressed to be payable in a currency other than Euro, an Irish court would have power to give judgment expressed as an order to pay a currency other than Euro. However, enforcement of the judgment against any party in Ireland would be available only in Euro and for such purposes all claims or debts would be converted into Euro.

Certain Insolvency Considerations

Liquidation. As an Irish incorporated company, Medtronic plc may be wound up under Irish law. On a liquidation of an Irish company, certain categories of preferential debts and the claims of secured creditors would be paid in priority to the claims of unsecured creditors. In particular:

(i) under Irish law, the claims of creditors holding fixed charges may rank behind other creditors (namely fees, costs and expenses of any examiner appointed and certain capital gains tax liabilities) and, in the case of fixed charges over book debts, may rank behind claims of the Irish Revenue Commissioners for “pay-as-you earn”, pay related social insurance, local property tax, value added tax, income/corporation/

capital gains tax and any other tax of a similar fiscal nature substituted for, or levied in addition to such tax whether in the European Union, or elsewhere in any jurisdiction together with any interest and penalties thereon;

(ii) under Irish law, for a charge to be characterized as a fixed charge, the charge holder is required to exercise the requisite level of control over the assets purported to be charged and the proceeds of such assets including any bank account into which such proceeds are paid. There is a risk therefore that even a charge which purports to be taken as a fixed charge may take effect as a floating charge if a court deems that the requisite level of control was not exercised; and

(iii) under Irish law, the claims of certain other creditors (including the Irish Revenue Commissioners for certain unpaid taxes), as well as those of creditors mentioned above, will rank in priority to claims of unsecured creditors and claims of creditors holding floating charges.

If Medtronic plc becomes subject to an insolvency proceeding and has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the debt securities, the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceedings.

Under Irish insolvency law, a liquidator of Medtronic plc could apply to a court to have set aside certain transactions entered into by Medtronic plc before the commencement of liquidation, including the granting of a guarantee and any the payment of any amounts thereunder. Section 604 of the Irish Companies Act, 2014 provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company which is unable to pay its debts as they become due, in favor of any creditor or person on trust for a creditor and where such act was done to give such creditor or any surety or guarantor for the debt due, to such creditor a preference over other creditors shall be deemed to be an unfair preference and will be invalid if (a) a winding up of the company commences within six months of doing the act and (b) the company is at the time of the commencement of the winding up unable to pay its debts (taking into account the contingent and prospective liabilities). Where the conveyance, mortgage, delivery of goods, payment, execution or other action is in favor of a connected person the six month period is extended to two years. In addition, any such act in favor of a connected person is deemed a preference over the other creditors and as such to be a fraudulent preference and invalid accordingly.

Under section 608 of the Irish Companies Act, 2014, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up to the satisfaction of the Irish High Court that any property of such company was disposed of and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have “use, control or possession” of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application.

Examinership. Examinership is a legal mechanism in Ireland for the temporary protection and potential rescue or reconstruction of an ailing but potentially viable Irish company. An Irish company, its directors, its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital, or a contingent, prospective or actual creditor, are each entitled to petition the Irish High Court for the appointment of an examiner.

While a company is in examinership, it may not be wound up, creditors may not enforce their claims or their security in respect of the company or its assets, and proceedings cannot be issued or potentially continued against it without the leave of the Irish High Court. Further, a company in examinership cannot discharge any liability incurred by it before the presentation to the Irish Court of the petition for examinership except in strictly defined circumstances. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to his appointment.

Where possible, an examiner will formulate proposals for a compromise or scheme of arrangement in respect of a company in examinership (the “Proposals”) which he/she believes will ensure the survival of the company or the whole or any part of its undertaking as a going concern. The Proposals will detail, among other things, how each class of creditor is to be treated in the context of the examinership and in particular the dividend, if any, they are to receive. A scheme of arrangement may be approved by the Irish High Court when at least one class of creditors, whose interests are impaired under the proposals, has voted in favor of the proposals and the Irish High Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by the implementation of the scheme of arrangement and the proposals are not unfairly prejudicial to any interested party.

If, for any reason, an examiner was appointed to Medtronic plc while any amounts due under the debt securities were unpaid, the primary risks to the holders of the debt securities are as follows:

•	the trustee, on behalf of the holders of the debt securities, would not be able to take proceeding to enforce rights under the guarantee against Medtronic plc during the period of examinership;

•	a scheme of arrangement may be approved involving the writing down of the debt due by Medtronic plc to the holders of the debt securities irrespective of their views;

•

an examiner may seek to set aside any negative pledge given by Medtronic plc prohibiting the creation of security or the incurring of borrowings by Medtronic plc to enable the examiner to borrow to fund Medtronic plc during the protection period; and

•

in the event that a scheme of arrangement is not approved and Medtronic plc subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Medtronic plc and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Medtronic plc to the holders of the debt securities.

Furthermore, the Irish High Court may order that an examiner shall have any of the powers of a liquidator appointed by the Irish High Court would have, which could include the power to apply to have transactions set aside under section 604 of the Irish Companies Act, 2014 or section 608 of the Irish Companies Act, 2014.

Luxembourg

Enforcement of Liabilities

We have been advised by our Luxembourg counsel, that, although there is no treaty between Luxembourg and the United States regarding the reciprocal enforcement of judgments, a valid final and conclusive judgment against an issuer with respect to the debt securities obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be recognized and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures set out in Articles 678 et seq. of the Luxembourg Nouveau code de procédure civile being, together with applicable Luxembourg case law:

•	the foreign judgment must be enforceable in the country of origin;

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules;

•	the foreign proceedings must have been regular in light of the laws of the country of origin;

•	the rights of defense must not have been violated;

•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules;

•	the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public policy; and

•	the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (fraude à la loi).

We have also been advised by our Luxembourg counsel that if an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law if the choice of the foreign law was not made bona fide or if the foreign law was not pleaded and proved or if pleaded and proved, the foreign law was contrary to Luxembourg mandatory provisions (lois impératives) or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

Subject to the foregoing, purchasers of the debt securities may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Luxembourg. We cannot, however, assure you that attempts to enforce judgments in Luxembourg will be successful.

Certain Insolvency Considerations

Insolvency proceedings with respect to Medtronic Luxco may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to investors’ interests as those of other jurisdictions with which investors may be familiar and may limit the ability of noteholders to enforce the terms of the debt securities.

Medtronic Luxco is incorporated and has its center of main interests (centre des intérêts principaux), for the purposes of the EU Insolvency Regulation, and its registered office and central administration (administration centrale) in Luxembourg. Accordingly, insolvency proceedings affecting Medtronic Luxco would be governed by Luxembourg insolvency laws. The following is a brief description of the key features of Luxembourg insolvency proceedings and certain aspects of insolvency laws in Luxembourg.

Luxembourg Insolvency Proceedings

Under the insolvency laws of Luxembourg, the following types of Luxembourg insolvency proceedings may be opened against any issuer and/or guarantor of debt securities (a “Luxembourg Obligor”) to the extent that such Luxembourg Obligor has its registered office or its center of main interests (centre des intérêts principaux) (for the purposes of the EU Insolvency Regulation) in Luxembourg:

•	bankruptcy proceedings (faillite);

•	controlled management proceedings (gestion contrôlée); and

•	composition proceedings (concordat préventif de la faillite).

In addition to these proceedings, your ability to receive payment with respect to debt securities issued by and the guarantees provided by a Luxembourg Obligor may be affected by a decision of the Commercial District Court (Tribunal d’arrondissement siégeant en matière commerciale) (the “Commercial District Court”) granting suspension of payments (sursis de paiements) or putting the Luxembourg Obligor into judicial liquidation (liquidation judiciaire).

Bankruptcy (faillite)

General administration of bankruptcy proceedings

The opening of bankruptcy proceedings may be requested by the Luxembourg Obligor or by any of its creditors. Following such a request, the Commercial District Court having jurisdiction may open bankruptcy proceedings in the event that a Luxembourg Obligor (a) has ceased to make payments (cessation de paiements) (meaning that the Luxembourg Obligor does not pay its debts as they fall due) and (b) has lost its commercial creditworthiness (ébranlement de crédit) (meaning that the Luxembourg Obligor no longer has the ability to obtain financing at normal commercial terms). If the Commercial District Court considers that these conditions are met, it may also open bankruptcy proceedings on its own motion, absent a request made by the Luxembourg Obligor or a creditor.

If the Commercial District Court declares a Luxembourg Obligor bankrupt, it will appoint one or more bankruptcy receivers (curateur(s)), depending on the complexity of the proceedings and a supervisory judge (juge-commissaire) to supervise the bankruptcy proceedings. The period within which creditors must file their proof of claims (déclaration de créance) is specified in the judgment adjudicating the company bankrupt. Claims filed after such period may nevertheless be taken into account by the bankruptcy receiver subject to certain limitations as to distributable proceeds.

The bankruptcy receiver(s) take(s) over the management and control of such Luxembourg Obligor in place of the management body of such Luxembourg Obligor. The bankruptcy receiver(s) will realize the Luxembourg Obligor’s assets and distribute the proceeds to the Luxembourg Obligor’s creditors in accordance with the statutory order of payment and, if there are any funds left, to the bankrupt Luxembourg Obligor’s shareholders.

The bankruptcy receiver(s) represent(s) the Luxembourg Obligor as well as the creditors collectively (masse des créanciers). The bankruptcy receiver will need to obtain of the Commercial District Court permission for certain acts, such as agreeing to a settlement of claims or deciding to pursue the business of the Luxembourg Obligor during the bankruptcy proceedings.

Bankruptcy is governed by public policy and rules, which generally delay the process and limit restructuring options of the bankrupt Luxembourg Obligor.

On closing of the bankruptcy proceedings, the Luxembourg Obligor will be dissolved.

Effects of Bankruptcy Proceedings

The main effect of bankruptcy proceedings is the suspension of all measures of enforcement against the Luxembourg Obligor, except, subject to certain limited exceptions, for secured creditors, and the payment of unsecured creditors in accordance with their rank upon the realization of the assets of the Luxembourg Obligor.

As from the judgment declaring the Luxembourg Obligor bankrupted, maturities of debts of the Luxembourg Obligor (which are not yet due) are accelerated and the creditors of the Luxembourg Obligor can file their proof of claims with the Commercial District Court.

In principle, contracts of the Luxembourg Obligor are not automatically terminated on commencement of bankruptcy proceedings, save for contracts for which the identity or solvency of the Luxembourg Obligor was crucial (intuitu personae agreements) for the other party. However, certain contracts are terminated automatically by law, such as employment contracts, unless expressly confirmed by the receiver. Contractual provisions purporting to terminate a contract upon bankruptcy are generally held as being valid. The receiver may choose to terminate contracts of the company subject to the obligations that the Luxembourg Obligor may have to perform first its obligations (rule of “exceptio non adimpleti contractus”) and the creditors’ interest.

Unsecured claims will, in the event of a liquidation of a Luxembourg Obligor, only rank after (i) the cost of liquidation (including any debt incurred for the purpose of such liquidation) and (ii) the debts of the Luxembourg Obligor that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include, among others:

•	certain amounts owed to the Luxembourg Revenue;

•	value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors of the Luxembourg Obligor (except after enforcement and to the extent a surplus is realised and subject to application of the relevant priority rules, liens and privileges arising mandatorily by law). During bankruptcy proceedings, all enforcement measures by unsecured creditors of the Luxembourg Obligor are suspended.

Luxembourg insolvency laws may also affect transactions entered into or payments made by the Luxembourg Obligor during the pre-bankruptcy hardening period (période suspecte) which is fixed by the Commercial District Court and dates back not more than six months as from the date on which the Commercial District Court formally adjudicates a company bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period, or without any time limit. In particular:

•

pursuant to Article 445 of the Luxembourg Commercial Code, some transactions (in particular, the granting of a security interest for antecedent debts, save in respect of financial collateral arrangements within the meaning of the Luxembourg law of 5 August 2005 on collateral arrangements, as amended (the “Luxembourg Collateral Act”); the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange (unless, arguably, that method of payment was agreed from inception), transactions without consideration or with substantially inadequate consideration entered into during the suspect period (or the ten days preceding it) must be set aside, if so requested by the bankruptcy receiver;

•

pursuant to Article 446 of the Luxembourg Commercial Code, payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to setting aside by the Commercial District Court upon proceedings initiated by the bankruptcy receiver, if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

•

pursuant to Article 448 of the Luxembourg Commercial Code and Article 1167 of the Luxembourg Civil Code (action paulienne), the bankruptcy receiver (acting on behalf of the creditors) has the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

Controlled Management Proceedings (gestion contrôlée)

General administration of controlled management proceedings

A Luxembourg Obligor, which has lost its commercial creditworthiness (ébranlement de crédit) or which is not in a position to completely fulfil its obligations, can apply for the regime of controlled management in order either (i) to restructure its business or (ii) to realize its assets in good conditions. An application for controlled management can only be made by the Luxembourg Obligor without any time limit.

The loss of commercial creditworthiness (ébranlement de crédit) is identical to the credit test applied in bankruptcy proceedings. As to the second criteria (that is, the case where a company is not in a position to completely fulfil its obligations), a broad view of the total situation of the Luxembourg Obligor is taken.

According to information publicly available, controlled management proceedings are rarely used as they are not always successful, therefore are not considered to permit a turnaround of the debtor and generally lead to bankruptcy proceedings. They are occasionally applied to companies, in particular holding or finance companies, which are part of an international group and whose inability to meet obligations results from a default of group companies.

Preventive Composition Proceedings (concordat préventif de la faillite)

General administration of preventive composition proceedings

A Luxembourg Obligor may enter into preventive composition proceedings (concordat préventif de la faillite) in order to resolve its financial difficulties by entering into an agreement with its creditors, the purpose of which is to avoid bankruptcy. Preventive composition proceedings may only be applied for by a company which is in financial difficulty. Similar to controlled management proceedings, the preventive composition proceedings are not available if the company has already been declared bankrupt by the Commercial District Court or if the Luxembourg Obligor is acting in bad faith. The application for the preventive composition proceedings can only be made by the Luxembourg Obligor and must be supported by proposals of preventive composition.

The Commercial District Court will delegate to a delegated judge (juge délégué) the duty to verify, and to prepare a report on, the situation of the Luxembourg Obligor. Based on such report, the Commercial District Court will decide whether or not to pursue the preventive composition proceedings. If the Commercial District Court considers that the procedure should not be pursued, it will in the same judgment declare the bankruptcy of the company (which bankruptcy may also be declared during the preventive composition proceedings if the conditions for the composition proceedings are not met). If the Commercial District Court considers that the procedure may be pursued, it will set the place, date and hour of a meeting (assemblée concordataire) at which the creditors will be convened. The delegated judge will make its report at the meeting (assemblée concordataire).

The preventive composition may only be adopted if a majority of the creditors representing, by their unchallenged claims, three quarters of the Luxembourg Obligor’s debt, has adhered to the proposal and if the preventive composition has been homologated by the Commercial District Court. Creditors benefiting from mortgages (hypothèques), privileges (privilèges) or pledges (gages) only have a deliberating voice in the operations of the concordat, if they renounce the benefit of their mortgages, privileges or pledges. The vote in favor of the concordat entails renunciation. The renunciation may be limited by the secured creditors to only a portion (but representing at least 50% in value) of their claims with corresponding voting rights.

The preventive composition has no effect on the claims secured by a mortgage, a privilege or a pledge and on claims by the tax authorities. If the application results in a preventive composition arrangement sanctioned by the Commercial District Court, the preventive composition could still either be annulled (if it has not been executed) or terminated (in case of fraud or bad faith of the company). In such scenarios, the Commercial District Court may adjudicate bankrupt the Luxembourg Obligor. The bankruptcy judgment can decide to set the date of cessation of payment to the date of the application for the preventive composition proceedings. If that date is less than six months prior to the bankruptcy judgment, the court can of course set the cessation of payment date at six months prior to its judgment.

Preventive composition proceedings are rarely used in practice since they are not binding upon secured creditors.

Effects of Preventive Composition Proceedings

The Luxembourg Obligor’s business activities continue during the preventive composition proceedings. While the preventive composition is being negotiated, the Luxembourg Obligor may not dispose of, or grant any security over, any assets without the approval of the delegated judge. Once the preventive composition has been agreed by the Commercial District Court, this restriction is lifted. However, the Luxembourg Obligor’s business activities will still be supervised by the delegated judge.

Except as provided for in the Luxembourg Collateral Act, while the preventive composition is being negotiated, unsecured creditors may not take action against the company to recover their claims. Secured creditors who do not participate in the preventive composition proceedings may take action against the Luxembourg Obligor to recover their claims and to enforce their security. Fraudulent transactions which took place before the date on which the Commercial District Court commenced preventive composition proceedings may be set aside (please see the bankruptcy proceedings section above).

Suspension of Payments Proceedings (sursis de paiements)

General administration of a suspension of payments proceedings

A suspension of payments (sursis de paiements) for commercial companies can only be applied to a commercial company which, as a result of extraordinary and unforeseeable events, has to temporarily cease its payments but which has on the basis of its balance sheet sufficient assets to pay all amounts due to its creditors. The suspension of payments may also be granted if the situation of the applicant, even though showing a loss, presents serious elements of reestablishment of the balance between its assets and its debts.

The purpose of the suspension of payments proceedings is to allow a business undertaking experiencing financial difficulties to suspend its payments for a limited time after a complex proceeding involving both the Commercial District Court and the Luxembourg High Court of Justice (Cour supérieure de justice) and the approval by a majority of the creditors representing, by their claims, three quarters of the company’s debts (excluding claims secured by privilege (privilège), mortgage (hypothèque) or pledge (gage)).

The suspension of payments only applies to those liabilities which have been assumed by the debtor prior to obtaining the suspension of payment and has no effect as far as taxes and other public charges or secured claims (by right of privilege, a mortgage or a pledge) are concerned.

Effects of Suspension of Payments Proceedings

During the suspension of payments, ordinary creditors cannot open enforcement proceedings against the Luxembourg Obligor’s assets. This stay on enforcement does not extend to preferred creditors, or to creditors which are secured by mortgages (hypothèques), pledges (gages) or financial collateral arrangements governed by the Luxembourg Collateral Act. The Luxembourg Obligor continues to manage its own business under the supervision of a court-appointed administrator who must approve most of the transactions carried out by the Luxembourg Obligor.

When a suspension of payments ends, the stay on enforcement is terminated and the Luxembourg Obligor’s management body can run the business again.

Judicial Liquidation

Judicial liquidation proceedings may be opened at the request of the Luxembourg public prosecutor against Luxembourg commercial companies pursuing an activity violating criminal laws or that are in serious violation of the Luxembourg commercial code or of the Luxembourg law dated August 10, 1915 on commercial companies, as amended.

The management of such judicial liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

In an insolvency proceeding, it is possible that creditors of Medtronic Luxco or appointed insolvency administrator may challenge Medtronic Luxco’s guarantee of the debt securities, and intercompany obligations generally, as fraudulent or voidable transfers, preferences or conveyances or transactions at an undervalue or on other grounds.

In certain situations the relevant bankruptcy court may act ex officio and declare the guarantee or other security interests as ineffective, unenforceable or void. If so, such laws may permit the court, if it makes certain findings, to:

•	void or invalidate all or a portion of a guarantor’s obligations under its guarantee or the security provided by such guarantor;

•

direct that holders of the debt securities return any amounts paid under a guarantee or any security document to the relevant guarantor or to a fund for the benefit of the relevant guarantor’s creditors or otherwise contribute to the assets of the relevant guarantor; or

•	take other action that is detrimental to holders of the debt securities.

Under Luxembourg insolvency law, a liquidator/bankruptcy trustee of Medtronic Luxco could apply to the court to have set aside certain transactions entered into by Medtronic Luxco before the commencement of its liquidation/bankruptcy. Article 445 of the Luxembourg Commercial Code sets out the conditions in which certain transactions made by Medtronic Luxco may be declared null and void. If the transactions were made after the cessation of payments, but before the declaratory judgment of bankruptcy, which is the hardening period (période suspecte) and an additional period of ten days preceding this hardening period fixed by the court, those specified transactions must be set aside or declared null and void. Such transactions will include, for example: the granting of a security interest for antecedent debts, the payment of debts which have not fallen due, whether such payment is made in cash or by way of assignment, sale, set-off or by any other means, the payment of debts which have fallen due by any other means than in cash or by bill of exchange and the sale of assets without consideration or for materially inadequate consideration. Paragraph 4 of Article 445 of the Luxembourg Commercial Code expressly states that any security which would have been granted by the debtor to a creditor, during the hardening period (and ten days before), for previously contracted debts is null and void.

Furthermore, the following may be declared null and void (Article 446 of the Luxembourg Commercial Code) if occurred during the hardening period (and ten days before): payments (of any kind, including cash and set-offs) of non-mature debts, payments not consisting of cash or negotiable instruments (effets de commerce) for mature debts.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Particular matters with respect to Irish law will be passed upon by A&L Goodbody. Particular matters with respect to Luxembourg law will be passed upon by DLA Piper Luxembourg S.à r.l. Particular matters with respect to Minnesota law will be passed upon by Thomas L. Osteraas. Mr. Osteraas is an employee of Medtronic, Inc. serving as Legal Director – Corporate and Securities and owns or has rights to acquire an aggregate of less than 0.01 % of the ordinary shares of Medtronic plc.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended April 29, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€1,500,000,000

MEDTRONIC, INC.

€750,000,000 2.950% Senior Notes due 2030

€750,000,000 4.200% Senior Notes due 2045

Fully and Unconditionally Guaranteed by

MEDTRONIC PUBLIC LIMITED COMPANY and MEDTRONIC GLOBAL HOLDINGS S.C.A.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Deutsche Bank

Goldman Sachs & Co. LLC

Senior Co-Managers

Barclays

Citigroup

Co-Managers

Academy Securities

Independence Point Securities

Ramirez & Co., Inc.

Siebert Williams Shank

September 15, 2025